UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in charter)

BRITISH COLUMBIA, CANADA	1040	98-0045034
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1111 WEST GEORGIA STREET, SUITE 505
VANCOUVER, BRITISH COLUMBIA, CANADA V6E 4M3
Tel: 604-689-1535
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Garry L. Anselmo, President
1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada V6E 4M3
Tel: 604-689-1535
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:

Michael H. Taylor, Esq.
O’NEILL & TAYLOR, PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares without Par Value	23,500,000	$0.18	$4,230,000	$342.21

(1) Total represents: (i) 11,750,000 common shares issued in connection with private placement transactions completed by the Registrant in August and September 2003, and (ii) up to 11,750,000 additional common shares that are issuable upon the exercise of share purchase warrants issued by the Registrant in connection with the private placement transactions completed in August and September 2003.

(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the
Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the bid and ask prices of the Registrant's common shares reported on the NASD Over the Counter Bulletin Board (the
“OTCBB”) on October 6, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2003

PROSPECTUS

SILVERADO GOLD MINES LTD.

23,500,000 COMMON SHARES
_________

All of the 23,500,000 common shares of Silverado Gold Mines Ltd. (“Silverado”) offered by this prospectus may be offered and sold, from time to time, by the selling shareholders identified in this prospectus. These shares include 11,750,000 shares currently owned by selling shareholders that were purchased from us in private placement transactions completed in August and September 2003 and 11,750,000 shares issuable upon exercise of share purchase warrants held by the selling shareholders in the private placement transactions, all as described in this prospectus under “Selling Shareholders”. We will not receive any of the proceeds from the sale of shares by the selling shareholders.

The selling shareholders may sell their common shares through private transactions or in public sales through the over-the-counter markets or on any exchanges on which our common shares is traded at the time of sale. These sales may occur at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling shareholders. The selling shareholders may engage brokers, dealers or agents, who may receive commissions or discounts from the selling shareholders. We will pay substantially all the expenses incident to the registration of the shares, except for sales commissions and other seller's compensation applicable to sales of the shares. We will not receive any of the proceeds from the sale of shares by the selling shareholders.

Our common shares are presently traded on the NASD Over the Counter Bulletin Board under the symbol SLGLF. The closing price of our common shares on October 6, 2003 was $0.18 per share. Our common shares are not listed on any national securities exchange or the Nasdaq Stock Market.

Our principal offices are located at 1111 West Georgia Street, Suite 505, Vancouver, British Columbia, Canada V6E 4M3. Our telephone number is (604) 689-1535.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 3 THROUGH 6 BEFORE BUYING ANY OF OUR COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date Of This Prospectus Is October 8, 2003

Management’s Discussion and Analysis or Plan of Operations	33
Certain Relationships and Related Transactions	40
Market for Common Equity and Related Stockholder Matters	42
Executive Compensation	43
Financial Statements	45
Changes in and Disagreements with Accountants	45

Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve risks and uncertainties, including statements regarding Silverado's capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause Silverado's actual results to differ materially from any forward-looking statement. Silverado disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Silverado” refers to Silverado Gold Mines Ltd. and its subsidiaries. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares.

Silverado Gold Mines Ltd.

We are engaged in the acquisition, exploration and development of mineral properties in the State of Alaska. We are currently actively engaged in mining and development activities at our Nolan Gold Project, located 175 miles north of Fairbanks, Alaska. Our plan of operations is to recover gold from gravel material that is mined from the Nolan Gold Project under a three year plan for mining and development of the Nolan Gold Project. We commenced the mining and development activities under this plan of operations in September 2002. We commenced gold recovery operations from gravel mined at the Nolan Gold Project in the summer of 2003. We have not reported gold production to date as our gold recovery activities on material mined at the Nolan Gold Project have not been completed. We are also planning to conduct further exploration of our Nolan properties. We are also seeking financing to enable us to proceed with the construction of a commercial test facility to establish the viability of the production of low-rank coal-water fuel as a replacement for oil fired boilers and utility generators.

We have not reported revenues from gold production in our fiscal years ended November 30, 2002 and 2001 or our six month period ended May 31, 2003. We have obtained funds to undertake our plan of operations to mine and develop the Nolan Gold Project through private placement financings of our common shares and equity units consisting of our common shares and warrants to purchase common shares. We expect to continue to finance our plan of operations through equity financings as we anticipate that any gold production that we achieve from material that has been mined to date will not be sufficient to fund our plan of operations for the next twelve months. We do not have any arrangements in place for additional equity financings and there is no assurance that we will achieve the necessary equity financings.

Our financial information as of May 31, 2003 is summarized below:

Revenue for Six Months ended May 31, 2003	$NIL
Cash as at May 31, 2003	$540,375
Total Assets as at May 31, 2003	$8,973,145
Current Liabilities as at May 31, 2003	$2,264,943
Working Capital Deficit as at May 31, 2003	$544,354
Accumulated Deficit to May 31, 2003	$54,726,286

We were incorporated under the laws of British Columbia, Canada in June 1963. Our principal offices are located at 1111 West Georgia Street, Suite 505, Vancouver, British Columbia, Canada V6E 4M3. Our telephone number is (604) 689-1535.

The Offering

The Issuer:	Silverado Gold Mines Ltd.
The Selling Shareholders:
The selling shareholders are existing shareholders of Silverado who purchased common shares and share purchase warrants from us in August and September 2003 in private placement transactions. The share purchase warrants entitle the selling shareholders to purchase additional common shares from us. The issue of the shares and share purchase warrants by us to the selling shares was exempt from the registration requirements of the Securities Act.

Common Shares Offered by the Selling Shareholders:
23,500,000 common shares, including 11,750,000 common shares currently held by the selling shareholders and 11,750,000 common shares issuable upon exercise of share purchase warrants held by the selling shareholders.

Common Shares Outstanding Before and After the Offering:
We currently have 136,947,082 common shares that are issued and outstanding as of October 7, 2003. This number of outstanding common shares does not include the 11,750,000 common shares that may be issued to the selling shareholders in the event of exercise of the share purchase warrants held by the selling shareholders.

Use of Proceeds:	We will not receive any proceeds from this offering.
Registration Rights:
We have agreed to register the 11,750,000 common shares held by the selling shareholders and the 11,750,000 common shares that may be issued to the selling shareholder in the event of the exercise of the share purchase warrants held by the selling shareholders.

Trading:
Our common shares are traded on the NASD OTC Bulletin Board under the stock symbol SLGLF. Our common shares are also traded on the Berlin Stock Exchange and the Frankfurt Stock Exchange under the symbol SLGL.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common shares. The risks described below are not the only ones that we face. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our business. We have attempted to identify the major factors under the heading "Risk Factors" that could cause differences between actual and planned or expected results, and we have included all material risk factors. If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common shares could decline, and you could lose part or all of your investment.

If we do not obtain new financings, the amount of funds available to us to pursue development and mining of the Nolan Gold Project and to pursue further exploration of our mineral properties will be reduced.

We have relied on recent private placement financings in order to fund development of the Nolan Gold Project and our exploration activities. We will continue to require additional financing to complete our plan of operations to complete the planned three year development program of the Nolan Gold Project, to complete additional mining and development work at the Nolan Gold Project, to achieve gold production and to carry out our exploration programs on our other mineral properties. While our financing requirements may be reduced when gold production is achieved, our inability to raise additional funds through financings will reduce the available funds for the development and mining of the Nolan Gold Project and for additional exploration activities, with the result that our plan of operations may be adversely affected and potential revenues reduced or delayed.

As we have a working capital deficit and we have not reported revenues in our last two fiscal years and the first six months of our current fiscal year, there is no assurance that we will be able to achieve the financing necessary to enable us to proceed with our exploration, development and mining activities.

We had a working capital deficit of $544,354 as of May 31, 2003. We did not report material revenues in our last two fiscal years ended November 30, 2002 or 2001 or the first six months of our current fiscal year ended May 31, 2003. Our plan of operations calls for substantial expenditures exceeding $6,000,000 to be incurred by us over the next twelve months in order to continue mining and development activities at the Nolan Gold Project and to pursue exploration activities on our mineral properties. While we will apply revenues from gold sales to cover these expenditures, we anticipate that revenues from gold sales over the next twelve months will not exceed our projected expenditures during this period with the result that we will require substantial financing in order for us to pursue our plan of operations. We currently have no financing arrangements in place and there is no assurance that we may be able to obtain the necessary financing. If we do not achieve the necessary financing, then we will not be able to proceed with our planned exploration, development and mining activities and our financial condition, business prospects and results of operations will be materially adversely affected.

If we are unable to achieve predicted gold recoveries from our Nolan Gold Project, then our financial condition and our revenues will be adversely affected.

We are currently undertaking the development and the mining of the Nolan Gold Project as part of a three year mining and development plan. We have undertaken substantial development activities to date and have mined gravel material from the Nolan Deep Channel during the winter of 2002/2003. This material that was mined during the winter season was stockpiled for gold recovery in the summer of 2003. Our determination to proceed with the mining of the Nolan Deep Channel was predicated upon geological exploration which predicted a certain recovery rate of gold per volume of ore recovered. Any revenues that we realize from the current mining activity on the Nolan Gold Project will be less than anticipated if the mined material that we have mined does not contain the concentration of gold predicted by geological exploration. If revenues are less than anticipated, then our ability to continue operations of the Nolan Gold Project, to continue further exploration activities on our other mineral properties and our ability to raise financing for further development will be adversely impacted.

If the price of gold declines, Silverado’s financial condition and ability to obtain future financings will be impaired.

Our business is extremely dependent on the price of gold. Our revenues for the current fiscal year are dependent on the price of gold in addition to the quantity of gold that we are able to recover. If gold prices decline prior to the production and sale of gold from the Nolan Gold Project, then our revenues and financial condition will be adversely impacted. We have not undertaken any hedging transactions in order to protect us from a decline in the price of gold. A decline in the price of gold may also decrease our ability to obtain future financings to fund our planned development and exploration programs.

The price of gold is affected by numerous factors, all of which are beyond our control. Factors that tend to cause the price of gold to decrease include the following:

(a)	Sales of leasing of gold by governments and central banks;

(b)	A low rate of inflation and a strong US dollar;

(c)	Speculative trading;

(d)	Decreased demand of gold for industrial uses, including use in jewellery and investment;

(e)	High supply of gold from production, disinvestment, scrap and hedging;

(f)	Sales by gold producers and foreign transactions and other hedging transactions;

(g)	Devaluing local currencies (relative to gold price in US dollars) leading to lower production costs and higher production in certain major gold producing regions.

If costs of production at the Nolan Gold Project are higher than anticipated, then our profitability will be adversely affected.

We have proceeded with the Nolan Gold Project on the basis of estimated capital and operating costs. If capital and operating costs are greater than anticipated, then the profitability of the production at the Nolan Gold Project will be adversely affected. This reduced profitability will cause us to have less funds for other expenses, such as administrative and overhead expenses and exploration of our other mineral properties and further development of the Nolan Gold Project.

If our exploration costs are higher than anticipated, then our profitability will be adversely affected.

We are currently proceeding with exploration of our mineral properties on the basis of estimated exploration costs. This exploration program includes drilling programs at various locations within the Nolan Gold Project. If our exploration costs are greater than anticipated, then we will have less funds for other expenses, such as expenses associated with mining and development of the Nolan Gold Project. If higher exploration costs reduce the amount of funds available for production of gold through mining and development activities, then our revenues and profitability will be adversely affected. Factors that could cause exploration costs to increase adverse weather conditions, difficult terrain and shortages of qualified personnel.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations that we undertake will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might result in us being forced to could incur significant costs that could have a material adverse effect on our financial condition and business prospects.

Our estimates of proven and probable reserves are uncertain.

Estimates of proven and probable reserves are subject to considerable uncertainty. These estimates include the estimates of proven and probable reserves included in this prospectus. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Geologists use feasibility studies to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that our reported proven and probable reserves reflect actual quantities of gold that can be economically processed and mined by us.

If we experience mining accidents or other adverse events at our Nolan Gold Project, then our financial condition and profitability could be adversely affected.

Our mining operations at the Nolan Gold Project are subject to adverse operating conditions. Mining accidents or other adverse incidents, such as cave-ins or flooding, could affect our ability to continue development and production of the Nolan Gold Project. A particular concern at the Nolan Gold Project is warm temperatures that can reduce the winter season during which we can safely conduct underground mining activities. The occurrence of any of these events could cause a delay in production of gold or could reduce the amount of gold that we are able to produce, with the result that our ability to achieve revenues and to sustain operations would be adversely impacted. Adverse operating conditions may also cause our operating costs to increase. Mining accidents or other adverse events could also result in an adverse environmental impact to the land on which our operations are located with the result that we may become subject to the liabilities for environmental clean up and remediation.

If we become subject to increased environmental laws and regulation, our operating expenses may increase.

Our development and production operations are regulated by both US Federal and State of Alaska environmental laws that relate to the protection air and water quality, hazardous waste management and mine reclamation. These regulations impose operating costs on Silverado. If the regulatory environment for our operations changes in a manner that increases costs of compliance and reclamation, then our operating expenses would increase with the result that our financial condition and operating results would be adversely affected.

As we have not reported revenues in recent fiscal periods, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with this Annual Report have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended November 30, 2002. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because of the speculative nature of exploration of mineral exploration properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals or that the amount of our proven and probable reserves will increase as a result of new exploration.

We plan to continue exploration on our mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that additional commercially exploitable reserves of gold exist on our properties. Problems such as unusual or unexpected formations or other conditions are involved in exploration and often result in exploration efforts being unsuccessful. The additional potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates of exploration costs. These risks may result in us being unable to establish the presence of additional commercial quantities of ore on our mineral claims with the result that our ability to fund future exploration activities may be impeded.

As we face intense competition in the mining industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

The mining industry is intensely competitive in all of its phases. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Our business venture into the low rank coal water fuel business is subject to a high risk of failure.

Our business venture into the low rank coal water fuel technology business is at a very early stage and is subject to a high risk of failure. The low rank coal water fuel technology has not been proven by us to be a commercially viable fuel alternative. In order to establish commercial viability, we will have to undertake the construction and operation of the contemplated demonstration facility. The construction of the demonstration facility would cost in excess of $10 million. Even if the demonstration facility were constructed and operational, there is no assurance that the commercial viability of this process would be established or that we would be able to expand the facility into a commercially viable operation or to generate revenues from this technology. We have applied to the Department of Energy for a grant to fund the construction of the demonstration facility. Our initial application has been rejected. While we intend to resubmit for a second round of funding grants, there is no assurance that our application will be accepted. Even if the grant were obtained and the demonstration facility constructed, there is no assurance that we would be able to generate profit or revenues from the operations or be able to repay the Department of Energy grant.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares offered through this prospectus by the selling shareholders. All proceeds from the sale of the shares will be for the account of the selling shareholders, as described below. See “Selling Shareholders” and “Plan of Distribution”.

However, as described below under “Selling Shareholders”, 11,750,000 of the shares covered by this prospectus are not already outstanding, but rather are issuable only upon exercise of share purchase warrants held by the selling shareholders. These warrants are exercisable in whole or in part for cash only at an exercise price of $0.20 per share.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 23,500,000 common shares offered through this prospectus. In August and September 2003, we entered into subscription agreements with each of the selling shareholders named below whereby we sold to the selling shareholders an aggregate of 11,750,000 common shares and 11,750,000 share purchase warrants. The shares and share purchase warrants were issued to the selling shareholders in reliance of the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act. Each share purchase warrant entitles the selling shareholder to purchase one additional common share at a price of $0.20 per share for a period expiring on the one year anniversary of the date on which the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. All of the share purchase warrants are immediately exercisable. We agreed in connection with the private placement transactions to register all shares issuable in the transactions including the shares issued on closing and the shares issuable upon exercise of share purchase warrants. The shares purchased by the selling shareholders and the shares issuable upon exercise of the share purchase warrants are the shares whose resale is qualified by this prospectus and the registration statement of which this prospectus forms a part.

The following table provides, as of October 7, 2003, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of shares owned by each selling shareholder prior to this offering;
2.	the total number of shares that are to be offered by each selling shareholder;
3.	the total number of shares that will be owned by each selling shareholder upon completion of the offering;
4.	the percentage owned by each selling shareholder; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issuable upon exercise of the share purchase warrants held by the selling shareholders as these warrants are exercisable within 60 days of October 7, 2003. The “Number of Shares Being Offered” includes the shares acquired by the selling shareholders in the private placement transactions described above and the shares that are issuable upon exercise of the share purchase warrants acquired by the selling shareholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares.

				Number Of
	Shares Beneficially Owned			Shares To	Shares Beneficially
	Prior To This Offering(1)			Be Offered	Owned After Offering(1)
Name Of Selling Shareholder	Number		Percent(2)		Number	Percent(2)

Platinum Partners Value Arbitrage Fund LP	10,000,000	(3)	7.0	10,000,000	0	0.0

Philip Huberfeld	1,400,000	(4)	1.0	1,400,000	0	0.0

Keren MYCB Elias Foundation	1,400,000	(5)	1.0	1,400,000	0	0.0

Harry Adler	1,400,000	(6)	1.0	1,400,000	0	0.0

M/S Family Foundation	1,400,000	(7)	1.0	1,400,000	0	0.0

Zenny Trading Limited	3,000,000	(8)	2.2	3,000,000	0	0.0

Mesivta of Long Beach	2,900,000	(9)	2.1	2,900,000	0	0.0

Sara Heiman	600,000	(10)	0.4	600,000	0	0.0

Chancellor Apartments, LLC	500,000	(11)	0.4	500,000	0	0.0

Rachel Mendelovitz	400,000	(12)	0.3	400,000	0	0.0

Salvatore Amato	500,000	(13)	0.4	500,000	0	0.0

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 7, 2003.

(2)
Applicable percentage of ownership is based on 136,947,082 common shares outstanding as of October 7, 2003, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3)
Mark Nordlicht is the general partner of Platinum Partners Value Arbitrage Fund LP. Consists of 5,000,000 shares held by the selling shareholder and 5,000,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(4)
Consists of 700,000 shares held by the selling shareholder and 700,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(5)
Moses Elias is the trustee of Keren MYCB Elias Foundation. Consists of 700,000 shares held by the selling shareholder and 700,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(6)
Consists of 700,000 shares held by the selling shareholder and 700,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(7)
Shoshana Englander is the trustee of the M/S Family Foundation. Consists of 700,000 shares held by the selling shareholder and 5,000,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(8)
James D. Hassan is the beneficial owner of Zenny Trading Limited. Consists of 1,500,000 shares held by the selling shareholder and 1,500,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(9)
Solomon Lesin is the beneficial owner of Mesivta of Long Beach. Consists of 1,450,000 shares held by the selling shareholder and 1,450,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(10)
Consists of 300,000 shares held by the selling shareholder and 300,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(11)
Barry Singer is the beneficial owner of Chancellor Apartments, LLC. Consists of 250,000 shares held by the selling shareholder and 250,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(12)
Consists of 200,000 shares held by the selling shareholder and 200,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

(13)
Consists of 250,000 shares held by the selling shareholder and 250,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

Because a selling shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling shareholder or as to the number of common shares that will be held by a selling shareholder upon the termination of such offering.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders. We will pay all expenses in connection with the registration of the common shares being sold by the selling shareholders, except for the fees and expenses of any counsel and other advisors that any selling shareholders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares. We will not receive any of the proceeds of the sale of the shares offered by the selling shareholders.

The selling shareholders may offer and sell the shares covered by this prospectus at various times. As used in this prospectus, the term “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus. The selling shareholders will act independently of Silverado in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling shareholders to the public in transactions on the NASD Over the Counter Bulletin Board or on any exchange where Silverado’s common shares may be traded or in privately negotiated transactions. These sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
  ordinary brokerage transactions in which the broker solicits purchasers;
  in connection with short sales, in which the shares are redelivered to close out short positions;
  in connection with the loan or pledge of shares registered hereunder to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;
  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
  privately negotiated transactions; or
  in a combination of any of the above methods.

The selling shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current executive officers and directors are:

Name	Age	Position

Garry L. Anselmo	59	Director and Chairman of the Board; President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

James F. Dixon (1) (2)	55	Director

Stuart C. McCulloch (1) (2)	67	Director

Peter G. Rook-Green (1)	62	Director

John R. Mackay	70	Corporate Secretary

Edward J. Armstrong	54	President of Silverado Green Fuel Inc.

Dr. Warrack G. Willson	59	Vice-President, Fuel Technology of Silverado Green Fuel Inc.

(1)	Member of Silverado's Audit Committee
(2)	Member of Silverado’s Compensation Committee

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

Mr. Anselmo is presently the chairman of our board of directors and is our president, chief executive officer and chief financial officer. Mr. Anselmo is also the chairman of the board of directors and the chief executive officer and chief financial officer of our wholly owned subsidiary, Silverado Green Fuel Inc. Mr. Anselmo has been the chairman of our board of directors and our chief operating officer since 1973. Mr. Anselmo has been our president, chief executive officer and chief financial officer from 1973 to 1994 and from 1997 to present. Mr. Anselmo founded Tri-Con Mining Ltd., a private mining service company, in 1968, and is currently a shareholder, director, and president of Tri-Con Ltd. He is also the chairman and director of Tri-Con Ltd.’s United States operating subsidiaries, Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. Mr. Anselmo obtained his bachelor of arts degree from Simon Fraser University in British Columbia, Canada.

Mr. Dixon has been one of our directors since May 6, 1988. Mr. Dixon is presently a lawyer and a partner in the law firm of Shandro Dixon Edgson, Barristers and Solicitors, of Vancouver, British Columbia. Mr. Dixon has been engaged in the practice of law since 1973. Mr. Dixon holds a bachelor of commerce degree and a bachelor of law degree.

Mr. McCulloch has been one of our directors since December 14, 1998. Mr. McCulloch is also a director of our subsidiary, Silverado Green Fuel Inc. Mr. McCulloch retired as district manager from Canada Safeway in January, 1991.

Mr. Peter G. Rook-Green was appointed as one of our directors on May 30, 2003. From 1994 to the present, Mr. Rook-Green has been the president of Rook-Green Investments Inc. (d.b.a. R-G Management), a private company controlled by Mr. Rook-Green engaged in providing administrative and accounting services to companies. Mr. Rook-Green obtained a Certified Management Accountant (C.M.A.) designation in 1971. Mr. Rook-Green has been involved as a director or officer with the following public companies for the periods set forth below:

1.
May 1996 to present: Corporate secretary and chief financial officer of Pallaum Minerals Ltd., a Vancouver, British Columbia based resource company that trades publicly on the TSX Venture Exchange (the “TSX-V”);

2.	February 1997 to June, 2000: Corporate secretary of Globalstore.com Incorporated, a Vancouver, British Columbia based internet technology company that trades publicly on the TSX-V;

3.
September 1998 to November 2001: Corporate secretary of Olympus Stone Inc., a Vancouver, British Columbia based resource company that trades publicly on the TSX-V. Director of Olympus Stone from January 2001 to present and president of Olympus Stone from November 2001 to present;

4.	February 2000 to April 2001: Corporate secretary of US Diamond Corp., a Vancouver, British Columbia based resource company that trades publicly on the TSX-V. ;
5.	March 1998 to present: Director of Anglo-Andean Explorations Inc., a Vancouver, British Columbia based resource company that trades publicly on the TSX-V. ;
6.	January 2000 to December, 2000: Director of Rystar Communications Ltd., a Vancouver, British Columbia based company that trades publicly on the TSX-V. ;
7.	October 1999 to present: Director of Terramin Resources, Inc., a resource company that trades publicly on the TSX-V;
8.	2000 to date: Secretary, chief financial officer and director of American Petro-Hunter Inc., a company that trades publicly on the NASD OTC Bulletin Board.
9.	January 2001 to present: Director of Consolidated Fortress Resources Inc. (now Fortress IT Corp.) a resource company trading that trades publicly on the TSX-V;
10.	June 2001 to present: Director of Rome Resources Ltd., a resource company that trades publicly on the TSX-V;
11.	August 2002 to present: Chief financial officer of Goldrea Resources Corp., a resource company that trades publicly on the TSX-V;
12.	September 2002 to present: Director of Stirrup Creek Gold Ltd., a resource company that trades publicly on the TSX-V; and
13.	March 2003 to present: Director of Molycor Gold Corp., a resource company that trades publicly on the TSX-V.

Mr. Mackay has served as our corporate secretary since June 1998. Mr. Mackay is a practicing lawyer who practiced as a sole practitioner from March 1993 to June 1998 prior to joining Silverado. Prior to 1993, Mr. Mackay was a lawyer and partner in the law firm Davis and Company, Barristers and Solicitors, of Vancouver, British Columbia where he practiced for 35 years.

Mr. Armstrong has been the president of our subsidiary, Silverado Green Fuel Inc., since September 1997. Mr. Armstrong is also the president of Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc., the United States operating subsidiaries of Tri-Con Mining Ltd. Mr. Armstrong is the holder of a bachelor of science degree in geology from Washington State University which he received in 1971.

Dr. Willson was appointed our vice-president, fuel technology, in March 2000, to lead the conversion of the Grant Mill into a commercial level Low-Rank Coal-Water Fuel plant. Dr. Willson received a supervisory chemical engineering rating from the US Civil Service Commission in 1978, a PhD in physical chemistry from the University of Wyoming in 1970 and a bachelor of arts in chemistry and mathematics from the University of Northern Colorado in 1965. He founded Coal-Water Fuel Services in 1994, which provides engineering services to develop clean coal conversion projects to develop low cost and non-hazardous alternatives to oil.

SIGNIFICANT EMPLOYEES

We do not have any other significant employees, other than our directors and executive officers named above.

FAMILY RELATIONSHIPS

Mr. Anselmo and Mr. McCulloch, each of whom is one of our directors, are cousins.

TERMS OF OFFICE

Our directors are elected to hold office until the next annual meeting of our shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors to hold office until their successors are appointed. The last annual meeting of our shareholders was held on May 30, 2003.

AUDIT COMMITTEE

Our audit committee is comprised of Peter Rook-Green, James Dixon and Stuart McCulloch. Our board of directors has determined that each member of our audit committee is independent as that term is defined in Rule 121 of the American Stock Exchange (“AMEX”) listing standards. Our board of directors has determined that Mr. Rook-Green meets the definition of a “financial expert” based on his experience and qualification as a certified management accountant and his experience acting as a director and executive officer of public companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of our common shares owned beneficially as of October 7, 2003 by: (i) each person known to us to beneficially own more than 5% of our outstanding common shares; (ii) each of our directors and each of our executive officers, and (iii) our executive officers and directors as a group. Unless otherwise indicated, the shareholder named below possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Number of Shares	Percentage of
		of Common Stock	Common Stock(1)
DIRECTORS AND OFFICERS
Common Shares	Garry L. Anselmo, Director, President, Chief Executive Officer and Chief Financial Officer	7,050,007(2)	5.0%
Common Shares	James F. Dixon, Director	1,514,484(3)	1.1%
Common Shares	Stuart C. McCulloch, Director	883,400(4)	0.6%
Common Shares	Peter G. Rook-Green, Director	NIL	0.0%
Common Shares	John R. Mackay Secretary	900,000(5)	0.7%
Common Shares	Edward J. Armstrong President of Silverado Green Fuel Inc.	3,505,000(6)	2.5%
Common Shares	Warrack G. Willson Vice-President of Silverado Green Fuel Inc.	1,850,000(7)	1.3%

Common Shares	All Directors and Executive Officers as a Group (7 persons)	15,702,889(8)	10.8%
5% SHAREHOLDERS
Common Shares	Platinum Partners Value Arbitrage Fund LP	10,000,000(9)	7.0%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 7, 2003. As of October 7, 2003, there were 136,947,082 common shares issued and outstanding.

(2)
Consists of 4,050,000 shares held by Garry L. Anselmo, 7 shares owned by Tri-Con Mining Ltd, and 3,000,000 shares that can be acquired by Mr. Anselmo upon exercise of options to purchase shares held by Mr. Anselmo within 60 days of the date hereof.

(3)
Consists of 214,484 shares held directly and indirectly by James F. Dixon and 1,300,000 shares that can be acquired by Mr. Dixon upon exercise of options to purchase shares held by Mr. Dixon within 60 days of the date hereof.

(4)
Consists of 33,400 shares held by Stuart McCulloch and 850,000 shares that can be acquired by Mr. McCulloch upon exercise of options to purchase shares held by Mr. McCulloch within 60 days of the date hereof.

(5)	Consists of 100,000 shares held by Mr. Mackay and 800,000 shares that can be acquired by Mr. Mackay upon exercise of options to purchase shares held by Mr. Mackay within 60 days of the date hereof.

(6)
Consists of 2,005,000 shares held by Mr. Armstrong and 1,500,000 shares that can be acquired by Mr. Armstrong upon exercise of options to purchase shares held by Mr. Armstrong within 60 days of the date hereof.

(7)
Consists of 1,200,000 shares held by Dr. Willson and 650,000 shares that can be acquired by Dr. Willson upon exercise of options to purchase shares held by Dr. Willson within 60 days of the date hereof.

(8)
Consists of 7,602,889 shares held by our directors and executive officers and 8,100,000 shares that can be acquired by our directors and executive officers upon exercise of options to purchase shares held by our directors and executive officers within 60 days of the date hereof.

(9)
Mark Nordlicht is the general partner of Platinum Partners Value Arbitrage Fund LP. Consists of 5,000,000 shares held by the selling shareholder and 5,000,000 shares that can be acquired by the selling shareholder upon exercise of share purchase warrants held by the selling shareholder within 60 days of the date hereof.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 common shares without par value. As of October 7, 2003, there were 136,947,082 common shares issued and outstanding.

All of the authorized common shares of Silverado, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each common share held of record on all matters to be acted upon by the shareholders and to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor. Our Memorandum and Articles do not provide for cumulative voting of directors nor for re-election of directors at staggered intervals. Upon liquidation, dissolution or winding up of Silverado, holders of our common shares are entitled to receive our assets on a pro rata basis after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. Holders of our common shares representing thirty three and one third percent (33 1/3%) of our issued and outstanding common shares, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. If Silverado wishes to change the rights and restriction of the common shares, Silverado must obtain the approval of a majority of not less than 75% of the votes cast in person or by proxy by the holders of the common shares. In addition, Silverado must obtain the approval of a majority of not less than 75% of the votes cast in person or by proxy by the holders of the common shares in order to effectuate certain fundamental corporate changes such as liquidation, amalgamation or an amendment to our Memorandum or Articles.

There are no provisions in our Articles or Memorandum that would have the effect of delaying, deferring or preventing a change in control of Silverado or that would operate only with respect to a merger, acquisition or corporate restructuring involving Silverado. There are no provisions in our Memorandum and Articles discriminating against any existing or prospective holder of our common shares as a result of such holder owning a substantial number of common shares.

LEGAL MATTERS

O’Neill & Company, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of our common shares.

EXPERTS

The consolidated financial statements of Silverado included in this registration statement have been audited by Morgan & Company, independent chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Mr. Edward Armstrong, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Mr. Edward Armstrong, who has provided statements regarding our mineral properties under the section of this prospectus entitled Description of Properties, is the president of our subsidiary, Silverado Green Fuels Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) and we file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any material that we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the Commission. This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Company Act of British Columbia (the “BC Company Act”) and the Articles of Silverado. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

INTRODUCTION

We are engaged in the acquisition, exploration and development of mineral properties in the State of Alaska. Our primary focus is the mining and development of our Nolan Gold Project, located 175 miles north of Fairbanks, Alaska. Our plan of operations is to recover gold from material that is being mined from the Nolan Gold Project under a three year plan for mining and development of the Nolan Gold Project. We commenced the mining and development activities under this plan of operations in September 2002. We commenced gold recovery operations from material mined at the Nolan Gold Project in the summer of 2003. We have not reported gold production to date as our gold recovery activities on material mined at the Nolan Gold Project have not been completed. We are also presently carrying out further exploration of our Nolan properties in order to identify additional targets within the Nolan gold project for gold production. We are also seeking financing to enable us to proceed with the construction of a commercial test facility to establish the viability of the production of low-rank coal-water fuel as a replacement for oil fired boilers and utility generators.

CORPORATE ORGANIZATION

Silverado Gold Mines Ltd. was incorporated under the laws of British Columbia, Canada in June 1963. We operate in the United States through our wholly owned subsidiary, Silverado Green Fuel Inc. (formerly Silverado Gold Mines Inc.), an Alaskan company incorporated in 1981.

Our exploration and development activities are managed and conducted by affiliated companies, Tri-Con Mining Ltd. (“Tri-Con”), Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. pursuant to written operating agreements. Each of Tri-Con, Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. are privately owned corporations controlled by Garry L. Anselmo, who is our president, chief executive officer and chief financial officer and is the chairman of our board of directors. See Certain Relationships and Related Transactions.

MINERAL EXPLORATION AND DEVELOPMENT BUSINESS

We hold interests in four groups of mineral properties in Alaska, as described below:

1.	our Nolan Gold Project;

2.	our Ester Dome Gold properties;

3.	our Hammond properties; and

4.	our Eagle Creek properties.

Our plan of operations for each of our groups of mineral properties is discussed below:

1.         The Nolan Gold Project

Our primary area of exploration and development interest is the Nolan Gold Project. The properties comprising the Nolan Gold Project are discussed in detail in this prospectus under Description of Properties.

Our plan of operation is to continue to develop and mine our Nolan Gold Project, with production targeted specifically for the Nolan Deep Channel areas and various identified surface deposits. We are currently targeting gold that is referred to as “placer” gold in our current mining and development activities. Placer gold is gold that has been separated from its host rock and is often re-concentrated in streams or in river beds of old streams. Placer gold will occur in both nugget form and in fine gold. Our mining and development operations involve the mining of potential gold bearing gravel from surface or underground deposits and then processing the recovered gravel material to extract the gold in the form of nuggets or fine gold.

Mining of the Nolan Deep Channel and Surface Mining Operations

The Nolan Deep Channel is an underground frozen river bed located approximately 100 to 200 feet beneath the existing Nolan Creek. The Nolan Deep Channel begins at the confluence of Nolan Creek and Fay Creek and continues southward beneath Nolan Creek for approximately 2.5 miles.

We received an engineer’s report in the summer of 2002 that outlined a three year plan to develop and mine the Nolan Deep Channel area. We determined to proceed with this plan and we completed the necessary development work that has enabled us to start processing material for recovery of gold in the summer of 2003. We have commenced production of gold from the Nolan Gold Project; however, we have not reported on our production of gold due to the fact that our extraction and recovery operations are still proceeding.

The portion of the Nolan Deep Channel targeted for development is approximately 2500 feet long and begins at the upper end of the Nolan Deep Channel at the confluence of Nolan Creek and Fay Creek. The development plan called for the construction of three separate decline tunnels that would provide access to the underground Nolan Deep Channel. The decline tunnels are the underground tunnels that start at portals at the surface and tunnel downwards to the targeted gravel located in the Nolan Deep Channel. These decline tunnels are referred to by us as the “A”, “B” and “C” tunnel declines. The “A” tunnel decline is located at the north end of the Nolan Deep Channel. The “B” tunnel decline is located in the middle of the targeted portion of the Nolan Deep Channel. The “C” tunnel decline is located at the south end of the targeted portion of the Nolan Deep Channel, approximately 2500 feet south of the “A” decline tunnel.

We began mobilization for mining of the Nolan Deep Channel in September 2002. We acquired mining equipment with a value in excess of $1,700,000, by both purchase and lease, which was necessary to begin operations. The mining equipment included two mini-bore jumbo drills, three DUX underground haulage trucks, Caterpillar tractor/dozer, grader and front end loader equipment, two underground loaders and various compressor, light-plant, generator and utility equipment. The mining camp at the Nolan Gold Project was upgraded in order that mining operations could resume. The upgrading efforts included the purchase and installation of a ten-room housing unit, the construction of an engineering office, the upgrade of laboratory facilities and the installation of communications facilities.

On November 1, 2002, we commenced underground mining operations at the Nolan Gold Project. We completed the construction of the “B” and “C” decline tunnels, as planned, however we were unable to complete the construction of the “A” decline tunnel due to unseasonably warm temperatures encountered during the winter of 2002/2003. Warm temperatures resulted in the presence of high volumes of water and instability which forced the abandonment of our efforts to construct the “A” decline tunnel. While similar conditions were encountered in the “B” and “C” decline tunnels, mining was able to proceed by pumping infiltration water to the surface and by the installation of a ventilation shaft to improve air circulation. An underground tunnel was constructed between the “B” and “C” decline tunnels, as planned, although this connection was completed behind schedule due to water problems. Once the connection was made, mining of gravel continued on a round-the-clock basis in order to extract as much gravel as possible. Mining continued until April 2, 2003 when spring temperatures forced underground mining to cease. Warm temperatures had an adverse impact on the mining of the Nolan Deep Channel due to its nature of a frozen river bed. Warm temperatures caused ice to melt which resulted in water seepage into mining operations and destabilization of the underground tunnels. Mining problems associated with warm weather during the winter of 2002/ 2003 caused our costs to increase over projected costs and our production of material for gold recovery processing to be less than projected. The “B” and “C” tunnel declines and the underground tunnel constructed during the winter of 2002/ 2003 will enable us to continue underground mining of the Nolan Deep Channel in upcoming winter seasons.

In addition to underground mining, we commenced surface mining of ore from the Mary’s Bench and Wool Bench region of the Nolan Gold Project in the summer of 2003. The Mary’s Bench and Wool Bench are two of a series of elevated gravel benches located above the elevation of the Nolan Creek on a hill known as the Smith Dome. Mined material that was extracted by surface mining operations was processed at our gold recovery facility in order to recover gold present in the mined material. We anticipate continuing surface mining of material from the Wool Bench through the fall of 2003 and likely into the coming winter.

Nolan Gold Recovery Operations

We completed the construction of a washing plant to recover gold from the mined ore in the summer of 2003. We refer to this washing plant as our gold recovery facility. The gold recover facility is located adjacent to the Nolan Creek at the confluence of the Nolan Creek and Archibald Creek, approximately in the middle of the Nolan Deep Channel.

The gold recovery facility incorporates nugget traps, hydraulic riffles, classification and gravity concentration processes in order to recover gold. Our washing plant is able to recover both coarse gold nuggets and fine gold dust using a series of processing operations. The facility is capable of operating at a 75 yard per hour process rate. The facility includes a vibrating grizzly for removal of over-size boulders. Gravel feed is screened and treated by a series of gold nugget traps and hydraulic riffles where larger gold nuggets are collected. All discharged material is then re-screened to a finer fraction, which is then processed through a series of water-pulsing “jigs” to remove fine gold, then sent to a high gravity centrifugal bowl concentrator to remove the ultra-fine gold or “gold dust”. The material left over from the centrifugal bowl concentrator is referred to by us as “concentrate”. Water supply and water treatment systems have been incorporated into the washing plant for optimizing water usage and discharging process effluent in a clean, environmentally sound manner.

We also completed the tuning of the new gold recovery circuitry that comprises the gold recovery facility in the summer of 2003. The tuning process was necessary in order that each phase of the gold recovery operations is able to operate at optimal performance in order to maximize gold recovery and operating efficiency.

We commenced the processing of ore that was stock-piled during winter mining operations on a continuous basis once the gold recovery facility became operational. Recovery operations have been targeted at recovering both fine gold and course gold from the gravel. Gold recovery operations continued through the summer of 2003 until late September 2003 when freeze-up forced recovery operations to be suspended. We completed the processing of 40,000 loose cubic yards of gravel materials that were recovered from our underground and surface mining activities. We have yet to report on the quantities of gold produced from these recovery operations due to the fact that we have not yet finished processing of approximately two tons of concentrate that was produced during summer operations. This concentrate will be shipped by us to Fairbanks for processing at our Grant Mine, which has better equipment for recovery of gold from the concentrate, now that our recovery operations have been suspended.

Planned Mining Operations

We will continue the mining of the Nolan Deep Channel on a modified basis during the winter of 2003/2004. We plan to mine the area of the Nolan Deep Channel between the “A” decline tunnel and the “B” decline tunnel using open-cut surface mining, rather than underground mining. Our determination to proceed with surface mining rather than underground mining of this portion of the Nolan Deep Channel is based on the water problems and mining difficulties encountered during the 2002/2003 winter season. Our mining activities on upper portion of the Nolan Deep Channel will be directed by the results of the drilling program on the upper portion of the Nolan Deep Channel that we carried out during summer of 2003.

We will continue to evaluate and modify our plan of operations for the mining and development of the Nolan Deep Channel as the results of mining, development and exploration become available to us. We anticipate that that we will make modifications based on many factors, including: concentrations of gold in the material recovered from extraction operations, the success of various mining techniques, the recurrence of water problems encountered during the winter of 2002/ 2003 and the costs of various mining alternatives available to us.

We will also continue gravel extraction operations on the various gravel benches located above the elevation of Nolan Creek on the slopes of the Smith Dome. We are planning to mine the gravel bench known as the Mary’s Bench that is located approximately 200 to 300 feet in elevation above the confluence of Nolan Creek and Archibald Creek. We are anticipating that mining of the Mary’s Bench will be by underground mining. We are also planning to mine a gravel bench known as the Treasure Chest that has not been previously mined by us. We have not finalized our mining plan for the Treasure Chest area to date. The actual plan will be dependent on our geological review of the drill holes to be completed on this bench during the fall of 2003 and our assessment of whether surface or underground mining will be optimal for extraction operations. The Treasure Chest bench is located approximately 200 to 400 feet in elevation above the Nolan Creek to the south of Mary’s Bench.

Gravel that we mine during the 2003-2004 winter season will be processed for gold recovery in the summer of 2004.

Nolan Exploration Program

We are currently undertaking an extensive geological exploration program on the Nolan Gold Project. The overall objectives of this exploration program are as follows:

1.
We are continuing with our attempts to identify placer deposits in the Nolan Gold Project that we can mine using surface mining. In general, these deposits are located in benches that are ancient river beds located above the elevation of the Nolan Creek. These deposits include known deposits such as the Wool Bench, Mary’s Bench, Workman Bench, Eureka Bench and the Lower Nolan Bench. The Mary’s Bench was mined by us in 1995, the Eureka Bench was mined by us in 1994 and 1995 and the Workman Bench was mined by us in 1999 and 2000. The objectives of our drilling program will include the determination of the nature and extent of areas of known bench deposits that are prospective for mining and the identification of new bench deposits that may be prospective for mining.

2.
We are continuing to define the nature and the extent of the Nolan Deep Channel. Our drilling program for the Nolan Deep Channel is a two phase program. The first phase is to complete infill drilling of the known Nolan Deep Channel for channel definition, grade control and geotechnical data analysis. The purpose of this exploration is to supplement our existing knowledge of the Nolan Deep Channel and to assist in our planning for our second and third years of mining the Nolan Deep Channel. The second phase of this exploration program is to undertake development drilling of the lower Nolan Deep Channel. The lower Nolan Deep Channel is located south of the portion of the Nolan Deep Channel that is currently the subject of our three year mining and development plan. The objective of this exploration is to determine the nature and extent of the Nolan Deep Channal below the area of the Nolan Deep Channel that is targeted for development and mining as part of our current three year plan.

3.
We plan to complete a drill program on the Slisco Bench on our Hammond River property. The Slisco Bench is located above the elevation of the Hammond Property and is approximately 3 to 4 miles northwest of the Nolan Deep Channel. The purpose of this drill program will be to obtain the necessary geotechnical and engineering data in order to enable us to determine whether commencement of underground mining of the gold bearing gravels of the Slisco Bench is warranted.

4.
We plan to complete a drill program to determine the location of a potential lode deposit, referred to by us as the Nolan Lode, which may be the source of the placer gold found on the Nolan Gold Project. A lode deposit of gold occurs when gold is present in its host rock and is differentiated from placer gold which isgold that has been removed from its host rock by the process of erosion. This drill program will be part of our ongoing geologic and geophysical investigations to determine whether there is a lode source on our Nolan Gold project that is the source of our placer gold deposits.

We are currently undertaking the following exploration activities as part of our exploration program on the Nolan Gold Project:

1.
During the summer of 2003, we completed a review of the geological data that was available to us regarding the Nolan Gold Project. This geological data includes information that we have compiled over our 23 year history at the Nolan Gold Project and a five year resource assessment of the 11.6 million acre Koyukuk Mining District, in which the Nolan Gold Project is located, that was published by the United States Department of Interior in July 2002. The data reviewed included geology, geophysics, rock, soil and stream sediment geochemistry, drilling and trenching samples and results of areas mined. Based on this review, our geologists identified a north-east trending zone of mineralization, known as a shear zone, which is mineralized with gold and pathfinder elements such as arsenic and antimony. This zone of mineralization is located on the Smith Dome above the elevation of Nolan Creek and to the east of Nolan Creek. Based on this observed mineralization, our geologists recommended that we pursue an exploration program on the zone of mineralization in order to assess whether the mineralization is associated with a lode deposit of gold that may contribute to the placer accumulations of gold found on the Nolan Gold Project.

2.
We have determined to pursue exploration of the identified area of mineralization that may be a lode deposit of gold and have mobilized a drill to the area of the identified mineralization. We plan to drill approximately 10 drill holes in the area of the identified mineralization over the next month. The results will be used to assess whether further geological exploration and drilling of this area of identified mineralization is warranted. Even if results of the drilling program are positive, substantial and extensive geological exploration and drilling beyond the scope of the current drilling program will be necessary to establish whether any identified mineralization will support economic mining of the deposit. There is no assurance that the results of our current drilling program will be positive or that any economic lode deposit of gold is associated with this mineralization.

3.
We commenced a drilling program on the upper portion of the Nolan Deep Channel in September 2003. A total of twenty nine drill holes have been completed to date. The results of these drill holds will assist in our plan to surface mine the upper portion of the Nolan Deep Channel below the “A” tunnel decline and above the “B” tunnel decline, as discussed above.

4.
We are currently planning on completing a drilling program on a prospective gold deposit bench that we refer to as the Treasure Chest which is adjacent to and to the south of the Mary’s Bench deposit. The results of this drilling program will determine whether this bench deposit contains sufficient prospective gold in order to warrant mining and to determine whether surface or underground mining will be required.

5.
We are also planning on drilling in the areas of the lower Nolan Deep Channel and the Slisco Bench. Our ability to complete drilling at these locations will be dependent upon the amount of funds that we have available for exploration and our exploration priorities.

We plan to continue the exploration efforts at the Nolan Gold Project described above throughout the winter in order to identify targeted areas for mining and development. Completion of these exploration efforts will include the following.

a.	Hiring of exploration geologists and drill technicians.
b.	Hiring lab technicians.
c.	Retrofit and lab upgrades.
d.	Oversight by an independent Professional Mining Engineer or Certified Geologist.
e.	Contract drilling services.
f.	Outside laboratory analysis, particularly for prospective lode gold.
g.	In-house and external review of results, including feasibility studies.

The facilities and infrastructure at the Nolan Gold Project are capable of supporting this project with a minimum of expansion. The primary expenses will be labor and contract costs, including transportation, and on site support.

We plan to spend approximately $825,000 on exploration activities during the next twelve months. This amount will fluctuate depending on the actual amount of funds that we have available for exploration. See the discussion of our cash resources and working capital below under Management’s Discussion and Analysis or Plan of Operations below and also see the discussion of our Risk Factors described above. Of this amount, approximately $570,000 will be spent on exploration activities from September through November 2003 and will include the drilling programs currently in progress, as discussed above. The results of these drilling programs will be used to provide key information for mining and development work to be completed during the winter of 2003/ 2004. In addition, results will be used to form the basis for additional geological exploration work to be completed by us in 2004. We plan to continue exploration work during the winter of 2003/ 2004, however exploration work will be subject to intermittent interruptions cause by foul or intense cold weather.

2.         Ester Dome Property

The properties comprising the Ester Dome gold project are discussed in detail in this prospectus under Description of Properties.

We currently are not undertaking any exploration activities on the Ester Dome Gold Project. We plan to convert the Grant mine mill located on the Ester Dome properties into a research and development facility for our potential low-rank coal-water fuel business, as discussed below, subject to our achieving the necessary financing in order to pursue this plan of operations.

3.         Hammond Property

The properties comprising the Hammond property are discussed in detail in this prospectus under Description of Properties.

We are currently not undertaking any exploration activities on the Hammond property. However, we are planning on conducting a drilling program on the Slisco Bench region of the Hammond property, as discussed above under Nolan Gold Project – Nolan Exploration and Development Program. Our ability to complete the planned drilling program will be subject to our achieving the necessary financing to enable us to proceed with this exploration. We will focus our exploration activities, as described above under Nolan Gold Project – Nolan Exploration and Development Program, on the properties located within the Nolan Gold Project as our first priority and will only complete the drilling program on the Slisco Bench if our funds and other resources permit.

4.         Eagle Creek Property

The properties comprising the Eagle Creek property are discussed in detail in this prospectus under Description of Properties.

We completed preliminary exploration activities on the Eagle Creek property in May and June 2003. We currently do not plan on carrying out any extensive exploration activities on the Eagle Creek property over the next twelve months.

LOW-RANK COAL-WATER FUEL BUSINESS

We commenced development of a low-rank coal-water fuel business in 2000. Our determination to enter into this business was based on a decision to broaden our business beyond mineral exploration and production. This aspect of our business is still in the start-up phase of operations and no revenues have been achieved to date. We anticipate that revenues from this business prospect will not be achieved until commercialization of the technology has been established.

We entered the fuel sector in 2000 by forming a new “Fuel Technology” division which operates out of Fairbanks, Alaska. This division of our business is operated by our wholly owned subsidiary, Silverado Green Fuel Inc., under the supervision of Dr. Warrack Willson, vice-president of Fuel Technology. The fuel product is called Low-Rank Coal-Water fuel which is considered to be a possible economic and environmentally friendly alternative to crude oil. The fuel is used in utility generators for producing electricity and in industrial boilers. Low-Rank Coal-Water fuel is a non-toxic, non-hazardous, and non-flammable substance, which is injected under pressure and burned in power plants and results in lower emissions. This fuel is produced by coal being crushed and ground to a fine state and then treated with a high-pressure hot water process. Water is then removed from the coal and then when cool, the micro-pores of the coal particle are sealed. This limits moisture absorption. This results in an increase in the energy content of the coal particles, which are then re-mixed with water. When the particles are fired under pressure injection, the particles burn with a hot stable flame that allows for rapid ignition and complete carbon burn-out. We believe that demand for the low-rank coal-water fuel technology exists because of the high cost of crude oil and the desire for economical alternatives to crude oil that are environmentally friendly.

Our objective is to establish the commercial viability of the low-rank-coal-water fuel technology by adapting our Grant Mill located on the Ester Dome property into a demonstration facility for producing low-rank coal-water fuel. This conversion is estimated to take approximately one year to complete at an estimated cost of $10,000,000. In order to achieve the financing necessary to proceed with the construction of this demonstration facility, we applied to the United States Department of Energy for a grant of $10,000,000 under the Clean Coal Power Initiative in on July 30, 2002. Our application was not selected by the Department of Energy in the first phase of grant awards that were announced in January 2003. We plan to continue in our attempt to obtain a grant of $10,000,000 and we intend to re-submit our application to the Department of Energy in August 2004, being the extended deadline for the submission for applications, for the second phase of grant awards. There is no assurance that our application will be approved by the Department of Energy. There is also no assurance that we will be able to achieve any financing, such as financing from sales of our equity securities or from debt, which would enable usto finance the low-rank coal-water fuel demonstration facility. If a grant is received from the Department of Energy, the grant would be repayable and the terms would be arranged after the grant application receives approval. Any funds received pursuant to a grant would not be received until our next fiscal year, at the earliest.

From time to time as conditions or funds warrant, we may re-evaluate our development programs in response to changing economic or environmental conditions. Such re-evaluation may result in us either changing our development priorities or allowing certain properties or portions thereof to lapse. Such a re-evaluation may cause us not to pursue the commercialization of the low-rank coal-water fuel technology or the construction of a demonstration facility.

GOVERNMENT REGULATION

The Nolan Gold Project is comprised of non-patented federal mining claims located on federal land managed by the United States Bureau of Land Management. Mining activities on the Nolan Gold Project must be carried out in accordance with a permit issued by the Bureau of Land Management. Mining activities on the Nolan Gold Project are currently being carried out under a permit approved by the Bureau of Land Management under a 2002 to 2005 plan of operations for mining activity submitted by us to the Bureau of Land Management. Permit applications are submitted under a tri-agency application, and are reviewed by agencies of the State of Alaska government, including the Department of Natural Resources, the Department of Environmental Conservation, and Fish and Game. A reclamation bond is posted annually in an amount required by the State of Alaska for each acre of proposed disturbance exceeding reclaimed acreage in a permit period. We have presently posted the appropriate bonding, and as a matter of company policy, we endeavor to reclaim disturbed areas to equal or exceed any new disturbance. The current reclamation bond is approximately $20,800, of which $8,700 is refundable.

In addition to the federal permit, we also hold U.S. Environmental Protection Agency water discharge permits for wastewater discharges, which must be monitored and in compliance with EPA permit conditions for turbidity, suspended solids, and heavy metals. Discharge monitoring reports are submitted annually by us to the EPA. Nolan Creek is one of two waterways in the State of Alaska classified for primary industrial usage. Classification of a waterway for industrial usage does not relieve us from the obligations of the Clean Water Act but serve to place industry ahead of other potential uses for the Nolan Creek area.

The U.S. Army Corps of Engineers also reviews permit applications for wetland determinations. The Nolan Deep Channel Project is not located in wetlands, although we report annually to the ACOE on activities.

Our mining operations are regulated by the Mine Safety Health Administration (MSHA). MSHA inspectors periodically visit the project to monitor health and safety for the workers, and to inspect equipment and installations for code requirements. All workers have completed MSHA safety training, and are refreshed annually before employment on the project. A safety officer for the project is also on site.

Other regulatory requirements monitor the following:

a.	Explosives and explosives handling.
b.	Use and occupancy of site structures associated with mining.
c.	Hazardous materials and waste disposal.
d.	State Historic site preservation.
e.	Archaeological and paleontological finds associated with mining.
f.	Transportation and storage of hazardous materials.

COMPETITION

We are a mineral resource exploration and development company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

EMPLOYEES

We do not have any employees. Our operating and administrative activities are carried out through our agreement with the Tri-Con Mining Group. See Certain Relationships and Related Transactions.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have spent the following amounts on research and development activities during the past two fiscal years:

	November 30, 2001	November 30, 2000
	to November 30, 2002	to November 30, 2001

Research and Development
Expenditures:	$256,954	$277,395

Research and development activities were primarily attributable to the pursuit of the development of our low-rank coal water fuel business. During 2002, the majority of the research and development costs attributable to the low-rank coal-water fuel technology related to the preparation and presentation of our application for a $10,000,000 grant to the Department of Energy.

DESCRIPTION OF PROPERTIES

Our head office is located at Suite 505, 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3. These premises are comprised of approximately 4,549 square feet and are leased for a term expiring in February 2007.

Our interests in our four groups of mineral properties located in Alaska are described below:

NOLAN GOLD PROJECT

1.         Location and Access

The Nolan Gold Project consists of five contiguous properties covering approximately 6 square miles. These mineral properties are located approximately 8 miles west of Wiseman, and 175 air miles north of Fairbanks, Alaska in the foothills of the Brooks Range in an area known as the Koyukuk Mining District.

The Nolan Gold Project is accessible by the Trans-Alaska Pipeline road, about 280 road miles north of Fairbanks Alaska. An all weather road connects Nolan Creek to the Pipeline road and is suitable for semi-tractors loaded with fuel and equipment year-round. Air transportation is available by several commercial carriers on two daily flights to Coldfoot, Alaska, about 30 miles south of Nolan.

2.         Ownership Interest

The five contiguous properties that comprise our Nolan Gold Project are as follows:

(a)         Nolan Placer:

The Nolan Placer claims consist of 157 unpatented federal placer claims owned by Silverado.

(b)         Thompson's Pup:

The Thompson’s Pup claims consist of 6 unpatented federal placer claims owned by Silverado. Our ownership interest is subject to a royalty of 3% of net profits on 80% of production.

(c)         Dionne (Mary’s Bench):

The Mary’s Bench claims consist of 15 unpatented federal placer claims owned by Silverado.

(d)         Smith Creek:

The Smith Creek claims consist of 35 unpatented federal placer claims owned by Silverado.

(e)         Nolan Lode:

The Nolan Lode claims consist of 67 unpatented federal lode claims owned by Silverado. Of these claims, 36 claims are 20 acre lode claims staked by us during August 2003 which are adjacent to and along the same mineralized trend as the original group of 31 mineral claims held by us.

3.         History of Operations

We began acquiring claims in the Nolan area and developing the placer gold deposits in 1979. Through 1988, we and a lessee produced 2,400 ounces of gold nuggets from the Nolan area. Due to the angular nature and attachment to quartz of much of the placer gold recovered, we speculated that the lode source of the placer gold that we recovered could be nearby. Based on this speculation, we have staked lode claims to cover the potential source areas.

From 1990 to 1993, we conducted reclamation, exploration and development in preparation for commencement of production. Initially, production was carried out on the Thompson’s Pup property. Then, in November 1993, we commenced production on the Dionne (Mary’s Bench) Property. Gold bearing gravels were mined by underground methods from a frozen bench deposit. Since the winter of 1994/95 almost 14,000 ounces of gold have been recovered by us from these sites, primarily in the form of high-quality nuggets. From 1995 to 1997, we restricted our activities at the Nolan Gold Project as we refocused our resources on our Ester Dome properties. During that time, we substantially reclaimed our previous disturbances. During 1998 and 1999, we concentrated our activities on the Archibald Creek area, located within the Nolan Placer claims. Limited mining on the Swede Channel located within Dionne was also undertaken by a third party. In 2001, we suspended mining operations. Mining development commenced again in 2002 when we secured sufficient financing to enable us to proceed with our current plan of operations for the Nolan Gold Project.

4.         Present Condition of the Property and Current State of Exploration

We have spent approximately $20,000,000 over the last 17 years developing the Nolan Gold Project. To present, a total of 569 drill holes and 38,393 feet of drilling have been completed. We have completed approximately 180 drill holes along the frozen gold bearing deep channel of the Nolan Creek (the “Nolan Deep Channel”) that has resulted in the definition of 53,691 proven and probable ounces of gold reserves, of which 10,646 ounces are proven and 43,045 ounces are probable. The Nolan Deep Channel is located within the Nolan Placer claims.

During 2002, we secured sufficient funding and began development of the Nolan Deep Channel as part of a three year mining program, as described above under the heading “Description of Business”. The status of our current and planned mining and development activities for the Nolan Gold Project are discussed in detail in our Description of Business.

The Nolan operations, including camp, building, machinery shops and related equipment, were constructed in the late 1980’s. The Nolan mining camp was upgraded in 2002 in order that mining operations could resume. The upgrading efforts included the purchase and installation of a ten-room housing unit, the construction of an engineering office, the upgrade of laboratory facilities and the installation of communications facilities. These buildings and equipment are in operating condition and are currently operating. The camp is capable of housing 30 workers at present. In addition, we purchased vehicles, surface and underground mining equipment including dump trucks and drills. The cost of this plant and equipment to us was $1,716,703. (The net book value of all equipment on the Nolan Placer property as of November 30, 2002 was $1,563,419). Power to the Nolan property is provided by diesel powered generators located on site.

We intend to conduct further exploration of the Nolan Gold Project over the next twelve months, as discussed in detail in our Description of Business.

5.         Geology

The geological formation targeted by us as part of our current mining operations on the Nolan Gold Project is the frozen gold bearing deep channel of the Nolan Creek. This formation is known as the Nolan Deep Channel. The Nolan Deep Channel is an underground frozen river bed located approximately 100 to 200 feet beneath the existing Nolan Creek. The Nolan Deep Channel stretches for about 2.5 miles, beginning at the confluence of the existing Fay and Nolan creeks and continues downstream to the confluence of the Nolan Creek and the Wiseman Creek.

Early-day miners mined the deep channel of Nolan Creek in the early 1900’s. Their mining methods, however, did not result in the complete mining out of the channel. Drilling has revealed the presence of significant gold rich areas which are extractable by conventional underground methods. Our strategy for mining of the Nolan Deep Channel is to drill and blast frozen gold bearing gravels. Operations on the Nolan gold mine are underground and are accessed using decline tunnels. The frozen gravel extracted using drilling and blasting and is then transported to the surface using specially designed underground loaders and stockpiled. The frozen gold bearing material is later thawed for gravity concentrating of the gold present in the material.

The placer gold deposits identified on the Nolan Gold Project are related to a belt of schistose, or metamorphic rocks that lie along the southern boundary of the Arctic Alaska terrain. The placer deposits range from shallow unfrozen deposits that are relatively easy to mine, to deeply buried permanently frozen gravels. The Nolan Deep Channel project is within these deep permanently frozen deposits of Nolan Creek. The formation of these deposits is closely tied to the glacial history of the area, which has been affected by at least four major phases of glaciation. Placer gold deposits identified on the Nolan Gold Project are of the following three types:

1.	Shallow placer gold deposits concentrated in modern stream and river valleys.

2.	Placer gold deposits concentrated on bedrock in deeply incised bedrock channels that have been covered by 10 to 200 feet of stream and gravel.

3.
Placer gold deposits concentrated on benches lying anywhere from 10 to 400 feet above modern stream levels. These bench gravels were deposited when streams were flowing at higher levels relative to present, probably due to damming by glacial ice.

Known gold bearing lodes identified on the Nolan Lode properties consist of stibnite bearing quartz veins, and quartz veins, which fill fractures cutting phyllite, containing free gold. It is believed that a paleo-meta sedimentary unit of the Nolan/Hammond area could be auriferous, and cross-cutting erosion of this unit may account for at least a portion of placer gold. The Nolan Lode property presently contains no known gold reserves.

HAMMOND PROPERTY (SLISCO BENCH)

1.          Location and Access

Our Hammond property is located approximately 8 miles north of Wiseman, and 175 air miles north of Fairbanks, Alaska in the foothills of the Brooks Range in an area known as the Koyukuk Mining District. The Hammond property is located approximately three miles northeast of the Nolan Gold Project.

The town of Wiseman is accessible by the Trans-Alaska Pipeline road, about 280 road miles north of Fairbanks Alaska. Air transportation is available by several commercial carriers on two daily flights to Coldfoot, Alaska, about 30 miles south of Nolan.

2.         Ownership Interest

The Hammond Property consists of 24 Federal placer claims and 36 Federal lode claims covering approximately one and one-half square miles. We hold our interest in these mineral claims through a lease of mining claims with option to purchase with Alaska Mining Company Inc. (“Alminco”) that we entered into with Alminco on December 14, 1994. Alminco is the legal owner of the mineral claims comprising the Hammond Property. The original term of the Alminco agreement was for five years, subject to our right to extend the lease on a year to year basis. We have exercised our right to extend the term of this lease agreement. Under the terms of the agreement, we have the exclusive right to carry out exploration on the Hammond mineral claims. In consideration for this right, we must pay to Alminco a royalty equal to 10% of gross production from the Hammond claims, subject to a minimum royalty of $80,000 per year. We have the option to purchase those lode claims not covered by the placer claims for a price of $5,000,000, payable by the payment of a 2% royalty on all net smelter returns generated from production on these claims.

Subsequent to November 30, 2002, we completed the delinquent payments to Alminco in the amount of $140,000 in order to complete payments required to be made to Alminco during the initial five year term of the lease. Payments in respect of the periods after the initial five year term of the lease remain in arrears. Notwithstanding these outstanding arrears, Alminco has confirmed to us that our agreement with Alminco is in good standing on the understanding we will use our best efforts to pay the minimum royalty payments, including the payments that are in arrears for the past three years, when business conditions permit.

3.          History of Operations

The area of interest in the Hammond Property is the Slisco Bench which is an un-mined river bed perched several hundred feet in elevation above the current elevation of the Hammond River. We completed a drilling program in 1995 that identified placer gold deposits on the Slisco Bench similar to those on the adjoining Nolan Gold Project.

4.         Present Condition of the Property and Current State of Exploration

We are currently restricting our work on the Hammond property to completing federal claims filings and maintenance. We plan to include the Hammond Property in our current exploration program for the next twelve months as part of our exploration program for the Nolan Gold Project. Our ability to complete the planned drilling program on the Slisco Bench will be subject to our achieving the necessary financing.

The drilling program that we completed on the Slisco Bench in 1995 established that the Hammond property has 1,156 ounces of proven gold reserves and 5,217 ounces of probable gold reserves, for a total of 6,373 ounces of proven and probable reserves.

There is no mining plant or equipment located on the Hammond property. Currently, there is no power supply to the Hammond property.

5.         Geology

The primary area of geological interest on the Hammond Property is placer gold deposits that are similar to the placer gold deposits present on the adjoining Nolan Gold Project, as described above under Nolan Gold Project – Geology. The identified reserves are located on a gravel bench referred to as the Slisco Bench, as described above.

ESTER DOME PROJECT

The Ester Dome Project encompasses all of Silverado's optioned properties on Ester Dome, and covers an area of approximately 2.5 square miles. The Ester Dome project is located approximately 10 miles northwest of Fairbanks, Alaska.

1.          Location and Access

Paved and gravel highways provide access to the Ester Dome properties.

(a)         Grant Mine-O’Dea Vein:

Access to the property is provided by the Ester Dome road to a well-maintained gravel road. The main line of the Alaska Railroad passes along the east, north, and west perimeter of the property and high capacity electrical power lines carrying power to the Fort Knox mill pass 300 feet below the Grant Mill on the property.

(b)         May (St. Paul) / Barelka:

This property is located 1 mile south on the Parks Highway from Fairbanks Alaska. It is approximately 2 miles from the Grant Mine and mill facility. Access, which is locally accessible by a well-maintained gravel road 10 miles northwest of Fairbanks, Alaska, is on Sheep Creek road approximately 4.5 miles to Ester Dome road.

2.         Ownership Interest

The properties comprising the Ester Dome gold project are as follows:

(a)         Grant Mine-O’Dea Vein:

This property consists of 26 state mineral claims. These claims are the subject of a purchase agreement between us and the owners of the claims dated May 12, 1979, as amended in October 1997. Our ownership interest is subject to the completion of payments of 15% of net profits until $2,000,000 has been paid and 3% of net profits thereafter. In December of 1997, for the purpose of facilitating an agreement with Placer Dome U.S. Inc. and in consideration of a payment by us of $20,000, the conditional purchase and sale agreement was amended to reduce the royalty payments to 3% of net profits as defined in the agreement.

(b)         May (St. Paul) / Barelka:

The property consists of 22 State mineral claims. These claims are the subject of a purchase agreement between us and the owners of the claims dated October 6, 1978. Our ownership interest is subject to the completion of payments of 15% of net profits until $2,000,000 (inflation indexed from 1979) has been paid and 3% of net profits thereafter.

(c)         Dobb's:

This property consists of 1 unpatented Federal mineral claim and 4 State mineral claims. Our ownership interest is subject to payments of 15% of net profits until $1,500,000 has been paid and 3% of the net profits thereafter.

Minimum work requirements are $1,500 per year. Access to Dobbs is the same route as May (St. Paul) Barelka. The lease on this property is for 10 years, beginning in 1984, with five-year renewals thereafter.

3.        History of Operations

(a)        Grant Mine-O’Dea Vein:

For the last 23 years, the Grant Mine has been the focal point of mining interests in the area of our claims on Ester Dome. The Grant Mine is an underground gold mine serviced by a 200-foot vertical mining shaft. Work has included 4,210 feet (1,285 m) of drifting and raising from the 200 foot level; 2,000 feet (610m) of underground diamond drilling; 14,844 feet (4,525 m) of surface diamond drilling; 26,735 feet (8,157 m) of surface rotary drilling; 5,350 feet (1,630 m) of surface trenching; 11,758 feet (3,584 m) of deep soil auger drilling; and 54 line miles (92 km) of geophysics. Test production of 15,450 tons of ore mined from the 200-foot level and above has yielded 5,890 ounces of gold and 1,680 ounces of silver. The mill has remained inactive since February 1992.

The Grant-O’Dea claims have 83,158 ounces of proven reserves and 200,000 ounces of probable gold reserves.

(b)        May (St. Paul) / Barelka:

Old timers worked this deposit during the early 1900’s producing gold by amalgamation. During the 1980’s, we performed preliminary studies on the deposit. Positive results from these studies caused us to commit approximately $300,000 for further exploration during 1994-1995. In 1996, we conducted an exploration program that included geophysical exploration, trenching and drilling. By fall of 1997, we have completed 31 trenches totalling 10,000 feet and 91 drill holes totalling 19,200 feet. Gold mineralization on the deposit has been traced for 3,000 feet along the surface and drilled to a depth of 300 feet.

Our drilling and trenching on this property has disclosed a large gold bearing system which, to its delineated depth of only 150 feet, has combined proven and probable reserves of 97,692 ounces of gold, of which 16,338 ounces are proven and 81,354 ounces are probable. However, we are minimizing work on this property to maintenance as we have focused our efforts on development of the Nolan Gold Project.

(c)        Dobbs:

The Dobbs claims have 5,000 ounces of probable gold reserves.

4.         Present Condition of the Property and Current State of Exploration

(a)        Grant Mine-O’Dea Vein:

The Grant Mine operations, including camp, buildings, machine shops and related equipment, were constructed in the late 1980’s. This mill and equipment are in operating condition but are not currently operating. The mill has remained inactive since February 1992. The cost of this plant and equipment to us was $2,076,780. The net book value is $692,162 as of November 30, 2002. Power to the Grant Mine operations is provided by diesel powered generators located on site. Commercial power transmission lines cross through the property, and would provide power to the facilities for any future operations.

During fiscal 2002, our work on the property was limited to minimal research and development activities for converting the Grant Mine mill into a testing facility for producing low-rank-coal-water fuel. We plan to maintain its claim rental payments for the current fiscal year.

If gold prices remain strong, we may re-commence exploratory drilling on our Ester Dome properties, subject to our obtaining the necessary financing to continue this exploration.

(b)        May (St. Paul) / Barelka:

The St. Paul property is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the St. Paul property. Currently, there is no power supply to the St. Paul property.

(c)        Dobbs:

The Dobbs property is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the Dobbs property. Currently, there is no power supply to the Dobbs property.

5.        Geology

The formations on the Ester Dome properties are as follows: The country rock is known as the Fairbanks Schist. The gold bearing structures are either quartz veins and veinlets, or complex siliceous intrusive brecciated gold systems containing native gold and silver. Locally, these systems are hosted in more brittle tabular sections of the Fairbanks schist. Uplifting of the area caused cracks to develop in the bedrock, which provided avenues for gold bearing fluids to migrate upward. Where favorable pressure, chemical, and temperature conditions occurred, gold was deposited within the fractures and in some instances extended into the hosting country rock.

EAGLE CREEK PROPERTY

1.        Location and Access

Our Eagle Creek property is accessed by the Steese Highway, 10 miles north of Fairbanks, Alaska to Fox, Alaska, then traveling along the Elliot highway 6 miles north to Murphy Dome Road, then west along Murphy Dome Road about 5 miles to the property.

2.        Ownership Interest

The Eagle Creek property consists of 77 state mining claims and is currently in the exploration stage.

On August 4, 1989, we assigned our Eagle Creek Property to Can-Ex Resources (U.S.), Inc. (“Can-Ex”) for a 15% net profits interest to a maximum of $5,000,000. Can-Ex changed its corporate name to Kintana Resources Ltd. and was subsequently dissolved. Under the terms of the assignment agreement, we have the right to return of the Eagle Creek property as a result of the dissolution and we have taken steps to maintain the Eagle Creek property.

3.        History of Operations

We have been exploring the property intermittently since the mid 1970’s. Work has included geochemical, geophysical, and geological investigations. Initially, the Scrafford vein, located on the property was a major producer of antimony with a gold by-product. During the early 1980’s, geochemical surveys located anomalous gold and antimony targets. During subsequent trenching, meta-volcanic rocks were discovered. Drilling this section of the property during 1991 resulted in the definition of a large gold bearing resource hosted in the meta-volcanic sequence of rocks. Further in-fill drilling is necessary to determine continuity of the gold bearing sequence, and to ascertain grades of gold within the deposit. Additional work has been done on the gold-antimony bearing veins upon which the property was founded.

4.        Present Condition of the Property and Current State of Exploration

There has been no development activity on the Eagle Creek property during the year and, other than maintenance, none is planned for 2003. However, extensive exploration drilling has shown gold mineralization throughout the property. The Eagle Creek property does not have any proven mineral reserves and exploration is currently in the preliminary stages.

The Eagle Creek property is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the Eagle Creek property. Currently, there is no power supply to the Eagle Creek property, although GVEA power transmission lines run through the property and could supply power in the event a facility is warranted for ore processing in the future. Surface exploration work, including geochemical and geophysical surveys is recommended to be continued as a means of tracing promising mineral bearing rock units. Drilling is recommended to test the subsurface continuity and gold content of the rock units.

5.        Geology

The rock formations are primarily Fairbanks schist, locally interbedded with layers of felsic gold bearing extrusive rocks. Areas of the property indicate the existence of Chatanika sequence of metamorphic rocks. Gold is also associated with a high angle vein system of quartz containing gold, arsenic, and antimony.

PROVEN AND PROBABLE RESERVES

Our proven and probable gold reserves from our Alaskan properties are as follows:

Silverado Gold Mines-Proven and Probable Reserves – Troy Ounces
Alaska Property	Proven Reserves (Troy Ounces)	Probable Reserves (Troy Ounces)
Ester Dome
Grant - O'Dea	83,158	200,000
Ethel-Elms - Dobbs	--	5,000
St. Paul	16,338	81,354
Total - Ester Dome	99,496	286,354

Nolan Gold Project
Nolan Placer (other than Slisco Bench)	10,646	43,045
Slisco Bench (Hammond)	1,156	5,217
Total-Nolan Gold Project	11,802	48,262
Grand Total-Alaskan Properties	111,298	329,616

The proven and probable reserve calculations for our mineral properties were determined by Mr. Edward J. Armstrong, Certified Professional Geologist. Mr. Armstrong is the president of our subsidiary, Silverado Green Fuel Inc.

The following definitions have been applied in the determination of proven and probable reserves:

1.	The term "reserve" means that part of a mineral deposit which can be economically and legally extracted or produced at the time of the reserve determination.

2.
The term "economically," as used in the definition of reserve, implies that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions.

3.
The term "legally," as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, there should be a reasonable certainty based on applicable laws and regulations that issuance of permits or resolution of legal issues can be accomplished in a timely manner.

4.
The term "proven reserves" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the result of detailed sampling and (c) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.

5.
The term "probable reserves" means reserves for which quantity and grade are computed from information similar to that used for proven reserves but the sites for sampling are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Proven and probable reserves were calculated using different cutoff grades depending on each deposit's properties. The term "cut-off grade" means the lowest grade of mineralized rock that can be included in the reserve in a given deposit. Cut-off grades vary between deposits depending upon prevailing economic conditions, mineability of the deposit, amenability of the ore to gold extraction, and milling or leaching facilities available.

FEDERAL CLAIM MAINTENANCE FEES AND STATE CLAIM RENTALS

We pay federal claim maintenance fees for each of our federal mineral claims that are owned by us or are held by us under a purchase or lease agreement. An annual fee of $100 per claim is payable by us to the Bureau of Land Management for each claim. We paid aggregate annual federal claim maintenance fees of $30,600 during fiscal 2002 and anticipate a similar amount will be due for the current fiscal year.

We pay Alaska state claim rentals for each of our state claims that are owned by us or are held by us under a purchase or lease agreement. An annual fee of $55 or $130 per claim is payable by us to the Alaska Department of Revenue for each claim. We paid aggregate Alaska state claim rental fees of $20,530 during fiscal 2002 and anticipate a similar amount will be due for the current fiscal year.

GLOSSARY OF TECHNICAL TERMS

Auriferous. Rock formations containing gold.

Bedrock. Crystalline rock units which underlie unconsolidated surface overburden or soils.

Brecciated. Rock composed of angular fragments held together in a matrix.

Development. The process following exploration, whereby a mineral deposit is further evaluated and prepared for production. This generally involves significant drilling and may include underground work.

Drilling. The process of boring a hole in the rock to obtain a sample for determination of metal content. “Diamond Drilling” involves the use of a hollow bit with diamonds on the cutting surface to recover a cylindrical core of rock. “Reverse Circulation Drilling” involves chips of rock being forced back through the center of the drill pipe using air or water.

Eclogitic. Coarse-grained deep-seated ultramafic rocks consisting essentially of garnet and pyroxene.

Exploration. The process of using prospecting, geological mapping, geochemical and geophysical surveys, drilling, sampling and other means to detect and perform initial evaluations of mineral deposits.

Federal Lode Claims, Federal Placer Claims. Mineral claims up to 20 acres, located on federal land under the U.S. Mining Law of 1872. See below for definitions of “Lode” and “Placer”.

Felsic. A mnemonic adjective derived from (fe) for feldspar. (1) for feldpathoids and (s) for silica and is applied to light-colored rocks containing an abundance of one or all of these constituents.

Geochemical Survey. Sample of soil, rock, silt, water or vegetation analyzed to detect the presence of valuable metals or other metals which may accompany them. E.g., Arsenic may indicate the presence of gold.

Geophysical Survey. Electrical, magnetic and other means used to detect features, which may be associated with mineral deposits.

Gold Deposit. A concentration of gold in rock sufficient to be of economic interest.

Host Rocks. A term used for a rock unit which, as a result of favorable structural or chemical characteristics, provides an environment for precipitation or deposition of metals or other foreign materials.

Lode. Mineral in place in the host rock, as in “lode gold”.

Lode Source. The lode mineral deposit from which placer minerals have been derived by erosion.

Mineral Claims. General term used to describe the manner of land acquisition under which the right to explore, develop and extract metals is established.

Paleo-meta. A metamorphosed sedimentary rock of probable Paleozoic age.

Placer. Mineral, which has been separated from its host rock by natural processes and is often reconcentrated in streams as “placer deposits” or “placer gold”.

Phyllite. An argillaceous rock intermediate between slate and schist.

Reserve. That part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of “ore” when dealing with metalliferous minerals.

Schist. Flat plate-like metamorphic rock formations, which contain primarily mica.

State Claims. Mineral claims up to 40 acres, located on State of Alaska lands.

Stibnite. A mineral composed of antimony and sulphur.

Fairbanks Schist. A schist, which is primarily located in our properties close to Fairbanks.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.

PLAN OF OPERATIONS

Mining and Gold Processing Operations at the Nolan Gold Project

Our plan of operations for the next twelve months is to continue development, mining and gold recovery activities at the Nolan Gold Project. These development, mining and gold recovery activities include the continuation of our three year plan to develop and mine the Nolan Deep Channel on a modified basis and the mining of gravel benches above the Nolan Creek. Our plan of operations is discussed in detail above under Description of Business and Description of Properties.

We plan to spend approximately $5,300,000 over the next twelve months in carrying our underground and surface mining plans for the Nolan Gold Project. While this amount of expenditures will be off-set by any revenues that we achieve from gold production, we anticipate that we will require substantial financing in order to proceed with our plan of operations. We presently do not have any arrangements in place to finance our development plans and there is no assurance that the necessary financing will be achieved. If we are unable to achieve new financings or if we do not achieve anticipated revenues from sales of gold, then we will be forced to scale back our plan of operations based on our available funds. See the discussion of our cash resources and working capital below under Liquidity and Financial Condition below and the section of this prospectus entitled Risk Factors.

Exploration and Development Program

We plan to spend approximately $825,000 on exploration activities during the next twelve months. Our planned exploration activities are discussed above under Description of Business and Description of Properties. Our exploration activities will be scaled back if we do not have sufficient funds available to pursue all planned exploration programs. See the discussion of our cash resources and working capital below under Liquidity and Financial Condition below and the section of this prospectus entitled Risk Factors.

Low-Rank Coal-Water Fuel Project

We plan to re-submit our application for a grant to the Department of Energy under the second round of grants under the Clean Coal Power Initiative. We anticipate that our application will be re-submitted prior to August 2004, being the extended deadline for submissions, when the Department of Energy is anticipated to begin accepting applications. There is no assurance that any grant would be obtained from the Department of Energy that would enable us to proceed with the planned demonstration facility. If a grant was received, funds would not be available until future fiscal years and any funds would be repayable under the terms of the grant.

We anticipate spending approximately $200,000 during the next twelve months on our application to the Department of Energy and on other work in connection with establishment of the demonstration facility at the Grant Mine.

RESULTS OF OPERATIONS

Six months ended May 31, 2003 compared to the six months ended May 31, 2002.

Revenues

Revenue from gold sales decreased to $nil for the six months ended May 31, 2003, from $971 for the six months ended May 31, 2002. Revenue from gold sales was nil for the three months ended May 31, 2003 and for the three months ended May 31, 2002. Revenue in 2002 was attributable to sales of existing gold inventory.

We anticipate that we will not achieve significant revenues until we are able to sell gold recovered from gravel material that has been extracted from current mining operations at the Nolan Gold Project. We anticipate that we will generate revenues in our fiscal fourth quarter from gold extracted from gravel material that we mined at the Nolan Gold Project during the first three quarters of our current fiscal year. We commenced gold recovery and extraction activities in the summer of 2003. We cannot give investors estimates as to the revenues that will be realized from gold recoveries during fiscal 2003 due to the uncertainties of placer gold mining.

We anticipate that we will not realize revenues during the current fiscal year or our next fiscal year from the low-rank coal-water fuel component of its plan of operations. We will not be able to realize revenues from this business until we have been able to proceed with the construction and operation of a commercial-scale demonstration facility for the low-rank coal-water fuel technology. There is no assurance that we will be able to secure the financing necessary to proceed with construction of this demonstration facility and or that the demonstration facility will prove the commercial viability of the process.

Operating Costs

We did not incur any operating costs during the six months or three months ended May 31, 2003, due to the fact that we did not achieve production from mining activities during these period. Total operating costs were $108,855 for the six months ended May 31, 2002 and $91,597 for the three months ended May 31, 2002. When mining is achieved, operating costs are anticipated to be comprised primarily of mining, processing and development costs associated with the Nolan Gold Project.

We incurred development costs in the amount of $2,853,674 on the Nolan Gold Project during the six months ended May 31, 2003. These development costs were incurred in connection with mining activities at the Nolan Gold Project in order to enable us to go into production on the property. These development costs were capitalized in accordance with our policy to capitalize development expenses prior to production. Development expenses at the Nolan Gold Project will be expensed as operating costs once production at the Nolan Gold Project commences. As production is anticipated to commence in this current fiscal year, we anticipate that we will report substantial operating costs during the year ended November 30, 2003.

Other Expenses

Our other expenses increased to $2,126,377 for the six months ended May 31, 2003 compared to $1,004,927 for the six months ended May 31, 2002, representing an increase of $1,121,450 or 112%. Other expenses increased to $795,257 for the three months ended May 31, 2003 compared to $454,477 for the three months ended May 31, 2002, representing an increase of $340,780 or 75%. These increases in other expenses were primarily attributable to increases in general overhead expenses attributable to increased development activities and increases in consulting fees during the year ended November 30, 2002.

Management services, which are mainly attributable to the activities of the Tri-Con Group, increased to $150,410 for the six months ended May 31, 2003 compared to $98,650 for the six months ended May 31, 2002, representing an increase in the amount of $51,760 or 52%. Management services increased to $87,227 for the three months ended May 31, 2003 compared to $53,599 for the three months ended May 31, 2002, representing an increase in the amount of $33,628 or 63%. Management services are mainly attributable to the activities of the Tri-Con Group. These increases were primarily the result of increased activity by us on our mineral properties, including the start-up of development operations at the Nolan Gold Project.

We incurred exploration expenses of $70,217 for the six months ended May 31, 2003, compared to $40,195 for the six months ended May 31, 2002. We incurred exploration expenses of $70,217 for the three months ended May 31, 2003, compared to $7,963 for the three months ended May 31, 2002. We anticipate that these expenses will continue to increase in the summer exploration season as we prepare for our planned drilling and exploration activities on the Eagle Creek, Ester Dome and Hammond properties.

Research activities attributable to the low-rank coal-water fuel technology increased to $107,327 for the six months ended May 31, 2003 compared to $105,110 for six months ended May 31, 2002, representing an increase in the amount of $2,217 or 2%. Research activities attributable to the low-rank coal-water fuel technology decreased to $48,173 for the three months ended May 31, 2003 compared to $49,822 for three months ended May 31, 2002, representing a decrease in the amount of $1,649 or 3%. Research activities were primarily in connection with the submission of our application for a grant to the Department of Energy. We anticipate that these expenses will not significantly increase during the current fiscal year based on our decision to re-submit our application for the second round of financing. We do not expect significant increases in research expenses as we plan to continue to focus our efforts on the Nolan Gold Project.

Office expenses increased to $439,271 for the six months ended May 31, 2003, compared to $77,866 for the six months ended May 31, 2002, representing an increase of $361,405. Office expenses increased to $185,821 for the three months ended May 31, 2003, compared to $35,648 for the three months ended May 31, 2002, representing an increase of $150,173. This increase related to our general operations and included postage, courier and mailing expenses relating to our annual general meeting which was held on May 30, 2003, and an increase in activity of our offices in Fairbanks, Alaska relating to our mining activities at the Nolan Gold Project.

Consulting fees increased to $911,014 for the six months ended May 31, 2003 compared to $380,144 for the six months ended May 31, 2002, representing an increase of $530,870. Consulting fees increased to $283,841 for the three months ended May 31, 2003 compared to $144,060 for the three months ended May 31, 2002, representing an increase of $139,781. The increase was attributable to stock based compensation paid to our consultants during the year. Compensation was recorded based on the quoted market price of our shares as of the date of issue.

Loss

Our loss increased to $2,122,192 for the six months ended May 31, 2003, compared to $1,041,585 for the six months ended May 31, 2002, representing an increase of $1,080,607. Our loss increased to $795,257 for the three months ended May 31, 2003, compared to $474,847 for the three months ended May 31, 2002, representing an increase of $320,410. This increase in our loss was primarily attributable to the increases in our other expenses, as discussed above. We anticipate that we will continue to incur a loss until such time as we can achieve significant revenues from sales of gold processed from the Nolan Gold Project. While we anticipate earning revenues in the current fiscal year, revenues from the Nolan Gold Project will be offset by mining and processing expenses that will be triggered once we enter into production at the Nolan Gold Project.

Year ended November 30, 2002 compared to the year ended November 30, 2001.

Revenues

Revenue from gold sales decreased to $991 for the year ended November 30, 2002, from $7,657 for the year ended November 30, 2001. Revenue in 2002 was attributable to sales of existing gold inventory.

Operating Costs

We did not incur any operating costs during the year ended November 30, 2002 due to the fact that we did not achieve production from mining activities during the year. Operating costs during the year ended November 30, 2001 were $143,631.

We incurred development costs in the amount of $1,114,498 on the Nolan Gold Project during the year ended November 30, 2002. These development costs were capitalized in accordance with our policy to capitalize development expenses prior to production.

Other Expenses

Our other expenses increased to $3,835,282 for the year ended November 30, 2002 compared to $1,542,000 for the year ended November 30, 2001, representing an increase of $2,293,282 or 149%. The increase in other expenses was primarily attributable to increases in development activities and consulting fees during the year ended November 30, 2002.

Management services attributable to the activities of the Tri-Con Group increased to $204,059 for the year ended November 30, 2002 compared to $154,924 for the year ended November 30, 2001, representing an increase in the amount of $49,135 or 32%. This increase was primarily the result of increased activity by us on our mineral properties, including the start-up of development operations at the Nolan Gold Project.

Our increased activity on our mineral properties also caused general exploration expenses to increase to $98,997 for the year ended November 30, 2002 compared to $86,926 for the year ended November 30, 2001, representing an increase of $12,071 or 14%.

Research activities attributable to the low-rank coal water fuel technology decreased to $256,954 for the year ended November 30, 2002 compared to $277,395 for the year ended November 30, 2001, representing a decrease in the amount of $20,441 or 7%. Research activities were primarily in connection with the submission of our application for a grant to the Department of Energy and include the compensation of Dr. Warrack Willson.

Office expenses increased to $374,392 for the year ended November 30, 2002 compared to $253,006 for the year ended November 30, 2001, representing an increase of $121,386 or 48%. This increase related to general operations of the Company and an increase in activity of our offices in Fairbanks, Alaska relating to our determination to proceed with the development of the Nolan Gold Project in fiscal 2002.

Consulting fees increased to $1,958,258 for the year ended November 30, 2002 compared to $28,012 for the year ended November 30, 2001, representing an increase of $1,930,246. The increase was attributable to stock based compensation paid to our consultants during the year. Compensation was recorded based on the quoted market price of our shares as of the date of issue.

Loss

Our loss increased to $3,755,401 for the year ended November 30, 2002 compared to $1,677,974 for the year ended November 30, 2001 representing an increase of $2,077,427 or 124%. This increase in our loss was primarily attributable to the increases in our other expenses, as discussed above.

LIQUIDITY AND FINANCIAL CONDITION

Cash and Working Capital

We had a cash balance of $540,375 as at May 31, 2003, compared to a cash balance of $905,000 as at November 30, 2002. We had a working capital deficiency of $544,354 as at May 31, 2003 compared to a working capital deficiency of $604,458 as of November 30, 2002. The decrease in our working capital deficiency was primarily the result of equity financings completed during the six months ended May 31, 2003.

We will require additional financing during the next twelve months due to our plan of operations for the Nolan Gold Project, our planned exploration activities and our plan to re-submit a grant application to the Department of Energy. We are able to proceed with our plan of operations for approximately two months based on our current cash reserves exclusive of any revenues that we may realize from gold sales. While financing requirements will be offset by revenues generated from gold sales, these revenues may not cover all financing requirements. In addition, revenues will be subject to the quantity of gold recovered.

Cash used in operating activities

Cash used in operating activities decreased to $1,378,506 for the six months ended May 31, 2003, compared to $1,946,414 for the six months ended May 31, 2002. Cash used in operating activities increased to $2,172,987 for the year ended November 30, 2002, compared to $1,461,899 for the year ended November 30, 2001. We funded the cash used in operating activities primarily through equity sales of our common shares.

Financing Activities

Cash provided by financing activities increased to $4,152,197 for the six months ended May 31, 2003, compared to $2,312,527 for the six months ended May 31, 2002. Of the cash provided by financing activities during the six months, a total of $4,201,750 was provided by share issuances. Cash provided by financing activities increased to $5,525,690 for the year ended November 30, 2002, compared to $1,485,663 for the year ended November 30, 2001. Of the cash provided by financing activities for the year ended November 30, 2002, a total of $5,817,000 was provided by share issuances. Cash provided by financing activities was used to fund our operating and financing activities. Equity financings were completed with private purchasers at prices that were reflective of the market price of our common shares as of the respective date of the financings.

We anticipate continuing to rely on equity sales of our common shares, along with gold sales, in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders.

Investing Activities

We used $3,138,316 in investing activities during the six months ended May 31, 2003, compared to $2,990 during the six months ended May 31, 2002, representing an increase of $3,135,326. The increase was due to our determination to proceed with equipment leases and development activities in connection with the mining operations at the Nolan Gold Project and the capitalization of these costs. We used $2,464,796 in investing activities during the year ended November 30, 2002 compared to $6,671 during the year ended November 30, 2001, representing an increase of $2,458,125. The increase was due to our determination to proceed with equipment leases and development activities in connection with the mining operations at the Nolan Gold Project.

We incurred development costs in the amount of $2,853,675 which were mainly on the Nolan, Ester Dome, and Eagle Creek properties during the six months ended May 31, 2003. These amounts were capitalized and are included in our consolidated statements of cash flows as investing activities under the caption “mineral claims and options expenditures, net of recoveries”. We incurred development costs in the amount of $1,114,498 on the Nolan Gold Project during the year ended November 30, 2002. These amounts were capitalized and were included in our consolidated statements of cash flows as investing activities.

On October 11, 2002, we entered into a lease purchase agreement whereby we would purchase three dump trucks, an underground loader, two surface loaders, and other equipment valued at a total of $1,496,150. The agreement required payment upon signing of $550,000 (paid) and future payments beginning on December 1, 2003 for the balance of the purchase price plus interest. The payment schedule requires the payment of $100,000 on or before December 1, 2003 and 24 equal payments thereafter in an amount to be determined. The amount of the payments shall be determined based on the amount of the equipment and other expenses which are added to the lease before December 1, 2003. The payments will be sufficient to amortize the total balance outstanding once all costs are included over the 24 payments. On February 14, 2003, we entered into another lease purchase agreement whereby we would purchase one grader, one dozer, three light towers and other equipment worth approximately $250,170. The agreement required a down payment upon signing of $105,000 which was paid February 16, 2003, one payment of $25,000 due December 1, 2003, and 24 equal payments of an amount to be determined. The amount of the payments shall be determined based on the amount of the equipment and other expenses which are added to the lease before December 1, 2003. The payments will be sufficient to amortize the total balance outstanding once all costs are included over the 24 payments. As at May 31, 2003, the total amount outstanding under the lease purchase agreements was $1,091,320. The lease payment schedule is calculated on this amount using an interest rate of 15% per annum as is implied in the lease agreement. We are required to maintain the equipment in good working order and is also required to maintain adequate insurance on the equipment. The capital lease payments will not impact our operating costs until its 2004 fiscal year. We are required to complete future lease payments of $687,243 during the 2004 fiscal year and $562,243 during the 2005 fiscal year.

Debt Re-Structuring

On March 1, 2001, we completed negotiations to restructure our $2,000,000 convertible debentures. We issued replacement debentures in the aggregate amount of $2,564,400 in consideration of cancellation of the $2,000,000 principal amount of the original debentures, plus all accrued interest accrued on the original debentures to March 1, 2001. The replacement debentures bear interest of 8.0% per annum and mature March 1, 2006. Principal payments are due at the end of each month. Interest is due and payable on a quarterly basis on February 28, May 31, August 31, and November 30. If we fail to make any payment of principal or interest, we must issue shares equivalent in value to the unpaid amounts at 20% below the average market price for the 30 day period prior to the payment being made. We did not make any cash payments of principal or interest during the six months ended May 31, 2003. Accordingly, we completed the following issuances of shares in satisfaction of amounts of principal and interest due under the replacement debentures during the six months of 2003:

a)
On December 11, 2002, we issued 372,818 shares to the holders of the replacement debentures, at the average market price of $0.38 per share, to satisfy the quarterly payments of principal and interest due November 30, 2002. The transaction consists of $119,245 of principal and $22,426 of interest.

b)
On March 13, 2003, we issued 3,274,865 shares to the replacement debenture holders at the average market price of $0.18 per share, to satisfy the quarterly payments of principal and interest due February 28, 2003. The transaction consists of $569,434 of principal and $20,042 of interest.

As at May 31, 2003, original convertible debentures of $1,860,000 plus $524,892 of accrued interest had been exchanged for replacement debentures. The amount of the replacement debentures outstanding as of May 31, 2003 was $432,631, of which $238,489 is classified as a current liability and $194,142 has been classified as non-current. Remaining debentures of $140,000, plus accrued interest of $59,266 are in default and are recorded as current liabilities. There is no agreement to exchange this amount of remaining original convertible debentures into replacement debentures.

Mineral Properties

During the six months ended May 31, 2003, we released our interest in the 35 claims on the Marshall Dome Property that had been previously acquired by us pursuant to an agreement of purchase and sale. We paid a settlement of $12,121 to the property owners and have no further liability under the agreement of purchase and sale and has no further interest in the claims.

Future Financings

We also anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned mining, development and exploration activities.

We are continuing in our attempts to obtain a grant of $10,000,000 in order to proceed with establishing the commercial viability of our low-rank coal-water fuel business. The first round of grants on the Clean Coal Power Initiative was released by the Department of Energy and our application for a grant was not approved. We plan to re-submit our application to the Department of Energy for the second round of grants prior to the deadline for submissions of August 2004. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund this component of our plan of operations.

Our ability to continue as a going concern and recover the amounts recorded as mineral properties is dependant on our ability to obtain the continued forbearance of our creditors, to obtain additional financing and/ or the entering into joint venture agreements with third parties in order to complete exploration, development and production of our mineral properties, the continued delineation of reserves on our properties and the attainment of profitable operations. There is no assurance that such items can be obtained by us. Failure to obtain these may cause us to significantly decrease our level of exploration and operations and to possibly sell or abandon certain mineral properties or capital assets to reduce commitments or raise cash as required.

CRITICAL ACCOUNTING POLICIES

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. The application of the going concern concept and the recovery of amounts recorded as mineral properties and the capital assets are dependent on our ability to obtain additional financing to fund our operations and acquisition, exploration and development activities, the discovery of economically recoverable ore on our properties, and the attainment of profitable operations. We plan to continue to raise capital through private placements and warrant issues. In addition, we are exploring other business opportunities including the development of low-rank coal-water fuel as replacement fuel for oil fired industrial boilers and utility generators.

Mineral Properties

We confine our exploration activities to areas from which gold has previously been produced or to properties, which are contiguous to such areas and have demonstrated mineralization. We capitalize the costs of acquiring mineral claims until such time as the properties are placed into production or abandoned. Expenditures for mine development are capitalized when the properties are determined to have economically recoverable, proven reserves but are not yet producing at a commercial level. Once a property reaches commercial levels of production operating costs will be charged against related revenues. Based on the application of this accounting policy, the expenditures incurred in development of the Nolan Gold Project during fiscal 2002 and first half of 2003 were capitalized. Development expenses at the Nolan Gold Project will be expensed as operating costs once production at the Nolan Gold Project commences.

Amortization of mineral property costs relating to properties in production is provided during periods of production using the units-of-production method based on the estimated economic life of the ore reserves. On an ongoing basis, we evaluate each property for impairment based on exploration results to date, and considering facts and circumstances such as operating results, cash flows and material changes in the business climate. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. If an asset is impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated discounted cash flows with a discount rate commensurate with the risk involved. Losses on other long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the costs of disposal.

The amounts shown for mineral properties and development which have not yet commenced commercial production represent costs incurred to date, net of recoveries from developmental production, and are not intended to reflect present or future values.

Stock Based Compensation

For stock options granted to employees and directors, we account for stock compensation arising from these options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25”). Compensation cost is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee or director must pay to acquire the stock and is recognized over the service period. We provide pro-forma disclosures of net income and earnings per share as if the fair value method had applied in measuring compensation expense. For stock options granted to independent contract employees, as well as shares issued for services rendered, we account for stock compensation arising from these options and stock issuances, in accordance with Statement of Financial Standards No. 123, "Accounting for Stock Based Compensation". Under this statement, stock compensation cost to contract employees, is measured at the fair value of the options granted at the time services are rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRI-CON MINING GROUP

We have had related party transactions with Tri-Con Mining Ltd., Tri-Con Mining Inc., Tri-Con Mining Alaska Inc. (collectively the "Tri-Con Mining Group"). Each of Tri-Con Mining Ltd., Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. are owned and controlled by Mr. Garry Anselmo, our chief executive officer and chief financial officer and the chairman of our board of directors. We are party to three separate contracts dated January 1, 1997 with the Tri-Con Mining Group, one with each of Tri-Con Mining Ltd., Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc.

The Tri-Con Group are operations, exploration and development contractors, and have been employed by us under contract since 1972 to carry out all of our fieldwork and to provide administrative and management services. Under the current contracts dated January, 1997, we pay to the Tri-Con Group an amount equal to 115% of the costs incurred by the Tri-Con Group on our behalf. The costs incurred by the Tri-Con Group include actual costs plus a support charge that is equal to 15% on operating expenditures and 25% on all project acquisition, exploration and development expenditures. Capital purchases are exempt from any support charges. Services of the directors of the Tri-Con Group are charged at a rate of Cdn. $75 per hour. Services of the directors of the Tri-Con Group who are also our directors, namely Mr. Anselmo, are not charged. In addition, each agreement requires us to pay a base fee of $10,000 CDN (equal to approximately $6500 US) per month to each of Tri-Con Mining Ltd., Tri-Con Mining Inc. and Tri-Con Mining Alaska Inc. However, the Tri-Con Group has waived payment of the base fee under two of the agreements and is only paid $10,000 CDN (equal to approximately $6500 US) per month in total.

For the 2002 fiscal year and the current 2003 fiscal year, the Tri-Con Mining Group’s services have focused mainly on preparation for year round production on the Nolan property, mining and exploration of the Nolan gold project, the low-rank coal-water fuel program as well as corporate planning, mining, engineering, and, and administration services at both its field and corporate offices.

The aggregate amounts paid by us to the Tri-Con Group for the following periods by category, including amounts relating to the Grant Mine Project and Nolan properties, for disbursements and for services rendered by the Tri-Con Group personnel working on our projects, and include interest charged on outstanding balances at the Tri-Con Group's borrowing costs are shown below:

	Year Ended	Year Ended
	November 30, 2002	November 30, 2001
Exploration, development and field services	$824,083	$116,701
Administrative and management services	194,272	179,740
Research	256,954	277,395

	$1,275,309	$573,836

Amount of total charges in excess of Tri-Con
costs incurred	$348,634	$126,951

Excess amount charged as a percentage of
actual costs incurred	27.3%	22.1%

	Six Months Ended	Six Months Ended
	May 31, 2003	May 31, 2002

Operations and field services	-	$3,442
Exploration and development services	2,097,917	65,482
Administrative and management services	128,060	99,511
Research	107,327	105,110
	$2,333,304	$273,545

Amount of total charges in excess of Tri-Con costs incurred	$547,583	$56,543

Excess amount charged as a percentage of actual costs incurred	23.5%	20.7%

Mr. Garry Anselmo exercised options to purchase 3,700,000 shares at an exercise price of $0.15 per share during fiscal 2002. Mr. Anselmo was granted options to purchase 3,000,000 shares at a price of $0.68 per share in December 2002.

Mr. Edward Armstrong was paid $141,225 for the fiscal year ended November 30, 2002 and $132,573 for the fiscal year ended November 30, 2001 by the Tri-Con Group in respect of services provided by Mr. Armstrong to the Company and charged by the Tri-Con Group to the Company. Mr. Armstrong charges the Tri-Con Group at an hourly rate of $75 per hour for his services and the Tri-Con Group charges the Company at $75 per hour plus the contractual mark-up of 15%. Mr. Armstrong was granted options to purchase 2,000,000 common shares at a price of $0.112 during fiscal 2002, which options were exercised by Mr. Armstrong during fiscal 2002 at a time when the market price of the Company’s shares was equal to the exercise price. Mr. Armstrong did not hold any stock options as of the end of November 30, 2002. Mr. Armstrong was granted options to purchase 1,500,000 shares at a price of $0.68 per share in December 2002.

Dr. Warrack Willson was paid $126,905 for the fiscal year ended November 30, 2002 and $116,922 for the fiscal year ended November 30, 2001 by the Tri-Con Group in respect of services provided by Dr. Willson to the Company and charged by the Tri-Con Group to the Company. Dr. Willson charges the Tri-Con Group at an hourly rate of $75 per hour for his services and the Tri-Con Group charges the Company at $75 per hour plus the contractual mark-up of 15%. Dr. Willson was granted options to purchase 1,200,000 common shares at a price of $0.125 during fiscal 2002, which options were exercised by Dr. Willson during fiscal 2002. Dr. Willson did not hold any stock options as of the end of November 30, 2002. Dr. Willson was granted options to purchase 650,000 shares at a price of $0.68 per share in December 2002.

Dr. Willson is party to an agreement dated March 19, 2001 whereby he has agreed to act as the vice-president of our fuel technology division for a ten year term. We have agreed to pay to Dr. Willson a base salary of $10,000 per month upon us obtaining funding to build a low-rank coal-water fuel demonstration facility. In addition, we agreed to issue options to purchase 1,200,000 shares at a price of $0.125 per share, which options have been issued and exercised. The obligation to pay the base salary has not been triggered to date and Dr. Willson is compensated by the Tri-Con Group, as discussed above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common shares are quoted on the OTC Bulletin Board under the symbol SLGLF, on the Berlin Stock Exchange under the symbol SLGL and on the Frankfurt Stock Exchange under the symbol SLGL. The following table indicates the high and low bid prices of our common shares during the periods indicated:

OTCBB:
	QUARTER ENDED	HIGH BID	LOW BID

	Feb 28, 2001	$0.19	$0.16
	May 31, 2001	$0.39	$0.13
	Aug 31, 2001	$0.19	$0.13
	Nov 30, 2001	$0.14	$0.09
	Feb 28, 2002	$0.15	$0.14
	May 31, 2002	$0.15	$0.14
	Aug 31, 2002	$0.45	$0.41
	Nov 30, 2002	$0.62	$0.59
	Feb 28, 2003	$0.755	$0.165
	May 31, 2003	$0.275	$0.108
	August 30, 2003	$0.2023	$0.14

BERLIN:
	QUARTER ENDED	HIGH BID	LOW BID
		(in Euros)	(in Euros)
	Aug 31,2002	$0.46	$0.40
	Nov 30,2002	$0.60	$0.60
	Feb 28, 2003	$0.16	$0.16
	May 31, 2003	$0.22	$0.21
	August 29, 2003	$0.23	$0.15

FRANKFURT:
	QUARTER ENDED	HIGH BID	LOW BID
		(in Euros)	(in Euros)
	August 29, 2003	$0.22	$0.10

The source of the high and low bid information for trading on the NASD OTC Bulletin Board is the NASD OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

HOLDERS OF COMMON SHARES

As at October 7, 2003, there were approximately 3,801 registered holders of our common shares.

DIVIDENDS

We have not declared any dividends on our common stock in the two most recent fiscal years.

We are restricted in our ability to pay dividends by limitations under British Columbia law relating to the sufficiency of profits from which dividends may be paid. In addition, Silverado's Articles (the equivalent of the Bylaws of a United States corporation) provide that no dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive.

EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain compensation information for Mr. Garry L. Anselmo, our chief executive officer (the “name executive officer”) for the fiscal years ended November 30, 2002, 2001 and 2000.

None of our executive officers earned total annual salary and bonus exceeding $100,000 during the fiscal year ended November 30, 2002.

SUMMARY COMPENSATION TABLE
			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs * (#)	LTIP payouts ($)
Garry L. Anselmo(1)	Director, President, Chief Executive Officer and Chief Financial Officer	2002 2001 2000	$0 $0 $0	0 0 0	0 0 0	0 0 0	0 3,700,000 0	0 0 0	0 0 0

(1)
Mr. Anselmo is employed and compensated by Tri-Con Mining Ltd., which provides management and mining exploration and development services to the Company. Mr. Anselmo does not bill the Company for his time spent on the business of the Company and is not compensated directly or indirectly by the Company, other than through Tricon Mining Ltd. See Certain Relationships and Related Transactions.

STOCK OPTION GRANTS

The following table sets forth information with respect to stock options granted to our named executive officer for our fiscal year ended November 30, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees	Exercise Price (per Share)	Expiration Date
Garry L. Anselmo, Director, President, Chief Executive Officer and Chief Financial Officer	NIL	Not Applicable	Not Applicable	Not Applicable

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following is a summary of the share purchase options exercised by our named executive officer for our fiscal year ended November 30, 2002:

AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FINANCIAL YEAR END AND FINANCIAL YEAR-END OPTION/SAR VALUES
Name (#)	Common Shares Acquired on Exercise	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable / unexercisable	Value of Unexercised In-The-Money Options/SARs at Financial Year-End ($) exercisable / unexercisable
Garry L. Anselmo, Director, President, Chief Executive Officer and Chief Financial Officer	3,700,000	NIL (1)	0 / 0	$NIL/ $NIL

(1)	Based on an exercise price of $0.15 per share and the market price of $0.11 per share as of the date of exercise.

LONG-TERM INCENTIVE PLANS

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

COMPENSATION OF DIRECTORS

Our directors are not paid any compensation for acting as our directors. However, we periodically grant stock incentive options to our directors in consideration for them providing their services as directors. Our 2003 Stock Option Plan permits the grant of incentive stock options to our directors.

CHANGE IN CONTROL ARRANGEMENTS

We have entered into compensation agreements with two of our directors. The agreements provide for severance arrangements where change of control of Silverado occurs, as defined, and the directors are terminated. The compensation payable to Mr. Garry L. Anselmo would include a lump sum payment of $4,000,000 plus the amount of annual bonuses that Mr. Anselmo would be entitled to receive for the eighteen month period following termination, plus benefits for the eighteen month period following termination. The compensation payable to Mr. James Dixon would include a lump sum payment of $100,000 plus the amount of annual bonuses that Mr. Dixon would be entitled to receive for the eighteen month period following termination, plus benefits for the eighteen month period following termination. The compensation that would be payable to the directors aggregates $4,100,000 plus the amount of annual bonuses and other benefits that they would have received in the eighteen months following termination.

EMPLOYMENT CONTRACTS

We are not party to any employment contracts with any of our named executed officers.

FINANCIAL STATEMENTS

The following consolidated financial statements of Silverado listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE.

Disclosure regarding our change of independent accountant from KPMG LLP to Morgan & Company, Chartered Accountants effective October 9, 2001 has been previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2001.

Consolidated Financial Statements
(Expressed in U.S. Dollars)

Silverado Gold Mines Ltd.

Years ended November 30, 2002, 2001

Morgan & Company
Morgan and Company	Telephone (604) 687-5841
Chartered Accountants	Telefax (604) 687-0075
1488 700 W. Georgia Street	www.morgan-cas.com
Vancouver BC V7Y 1A1
Canada

AUDITORS’ REPORT TO THE STOCKHOLDERS

We have audited the consolidated balance sheets of Silverado Gold Mines Ltd. as at November 30, 2002 and 2001, and the consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the years ended November 30, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002 and 2001, and the results of its operations and its cash flows for the years ended November 30, 2002 and 2001, in accordance with United States and Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report, that in our opinion, these principles have been applied on a consistent basis.

MORGAN AND COMPANY (signed)

Chartered Accountants

Vancouver, Canada
January 31, 2003

COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 2(a) to the financial statements. Our report to the shareholders dated January 31, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements.

MORGAN AND COMPANY (signed)

Chartered Accountants

Vancouver, Canada
January 31, 2003

SILVERADO GOLD MINES LTD.
Consolidated Balance Sheets
(Expressed in United States Dollars)

November 30, 2002 and 2001

	2002	2001

Assets
Current assets:
Cash and cash equivalents	$905,000	$17,093
Gold inventory	10,149	11,140
Accounts receivable	8,348	2,876
	923,497	31,109

Exploration and development advances (note 9)	579,745	-
Mineral properties (note 3)	2,274,027	1,159,529
	3,777,269	1,190,638

Capital assets (note 4)	4,696,903	2,980,200
Accumulated depreciation	(2,291,919)	(2,185,947)
	2,404,984	794,253

	$6,182,253	$1,984,891

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Accounts payable and accrued liabilities (note 5)	$660,248	$792,395
Loans payable secured by gold inventory	35,729	35,729
Mineral claims payable	140,000	316,500
Due to related party (note 9)	-	291,310
Debentures, current portion (note 6(a))	140,000	140,000
Debenture, current portion (note 6(b))	75,000	75,000
Replacement debentures, current portion
(note 6(a))	476,978	476,968
	1,527,955	2,127,902

Debentures (note 6(a))	644,331	1,705,648
Capital lease obligations (note 7)	946,150	-

Stockholders' equity (deficiency):
Common stock (note 8):
Authorized: 200,000,000 common shares
(2001 – 100,000,000 common shares)
Issued and outstanding:
November 30, 2002 – 98,086,631 shares	55,271,191
November 30, 2001 – 42,423,988 shares		47,000,034
Shares to be issued (note 8)	268,613	-
Other capital	128,107	-
Accumulated deficit	(52,604,094)	(48,848,693)
	3,063,817	(1,848,659)
	$6,182,253	$1,984,891

Continuing operations (note 2(a))
Commitments and contingencies (notes 3 and 11)
Subsequent events (note 16)

See accompanying notes to the consolidated financial statements.
Approved on behalf of the board

/s/ Garry L. Anselmo	/s/ James F. Dixon
Garry L. Anselmo	James F. Dixon
DIRECTOR	DIRECTOR

SILVERADO GOLD MINES LTD.
Consolidated Statements of Operations
(Expressed in United States Dollars)

Years ended November 30, 2002 and 2001

	2002	2001

Revenue from gold sales	$991	$7,657

Operating costs:
Mining and processing	-	143,631
Total operating costs	-	143,631
Interest and other income (note 13)	78,890	-

Income (Loss) before the undernoted	79,881	(135,974)

Other expenses:

Accounting and audit	36,312	36,089
Advertising and Promotion	573,592	113,592
Consulting Fees	1,958,258	28,012
Depreciation	105,972	297,040
General exploration	98,997	86,926
Interest on debentures	154,023	186,092
Legal	35,766	41,862
Loss on disposal of buildings, plant, and equipment	-	832
Loss (gain) on foreign exchange	10,420	9,064
Management services	204,059	154,924
Office expenses	374,392	253,006
Other interest and bank charges	4,679	3,551
Reporting and investor relations	3,430	32,619
Research	256,954	277,395
Transfer agent fees and mailing expenses	18,428	20,996
	3,835,282	1,542,000

Loss and comprehensive loss for the year	$(3,755,401)	$(1,677,974)

Loss per share - basic and diluted	$(0.05)	$(0.05)
Basic and diluted weighted average number of
common shares outstanding	74,835,801	35,774,718

See accompanying notes to the consolidated financial statements

SILVERADO GOLD MINES LTD.
Consolidated Statements of Cash Flows
(Expressed in United States Dollars)

Years ended November 30, 2002 and 2001

	2002	2001

Cash provided by (used in):

Operating activities:
Loss for the year	$(3,755,401)	$(1,677,974)
Adjustments to reconcile loss to net cash used by
operating activities:
Depreciation	105,972	297,040
Stock based compensation	1,629,271	28,012
Write down of mineral claims and options	-	50,000
Realized loss on sale of equipment	-	3,509

Changes in non-cash operating working capital:
Accounts receivable	(5,472)	2,980
Gold inventory	991	7,610
Accounts payable and accrued liabilities:	28,152	(223,076)
Increase (Decrease) in mineral claims payable	(176,500)	50,000
	(2,172,987)	(1,461,899)

Financing activities:
Bank indebtedness	-	(3,007)
Shares issued for cash	5,817,000	1,310,057
Repayment of loans payable	-	(922)
Due to related party	(291,310)	179,535
	5,525,690	1,485,663

Investing activities:
Purchase of equipment	(770,553)	(1,101)
Advances for exploration and development	(579,745)	-
Mineral claims and options expenditures, net of
recoveries	(1,114,498)	(6,070)
Proceeds from sale of equipment	-	500
	(2,464,796)	(6,671)

Increase in cash	887,907	17,093

Cash, beginning of year	17,093	-

Cash, end of the year	$905,000	$17,093

Supplementary disclosure with respect to cash flow
(note 15)

SILVERADO GOLD MINES LTD.
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

	COMMON STOCK			OTHER CAPITAL
	Number of			Additional
	common	Share	Shares	Paid in	Deferred	Accumulated
	shares	Capital	to be issued	Capital	Compensation	deficit	Total

Balance, November 30, 2000	30,589,891	$45,669,977	$20,000			$(47,170,719)	$(1,480,742)

Loss for the year	-	-	-			(1,677,974)	(1,677,974)
Shares issued:
On exercise of options for cash	600,000	60,000	-			-	60,000

On exercise of warrants for
cash	5,060,000	498,800				-	498,800

Shares issued for subscriptions
received in prior year	4,418	20,000	(20,000)			-	-

Private placements for cash	4,522,249	470,000	-			-	470,000

Shares issued in lieu of cash
payments for replacement
debentures	1,647,430	281,257	-			-	281,257

	11,834,097	1,330,057	(20,000)			(1,677,974)	(367,917)

Balance, November 30, 2001	42,423,988	47,000,034	-			(48,848,693)	(1,848,659)

Loss for the year	-	-	-			(3,755,401)	(3,755,401)
Shares issued:
On exercise of options for cash	6,900,000	925,000					925,000

Shares to be issued			268,613				268,613

On exercise of warrants for
cash	16,250,000	1,970,000					1,970,000

Shares issued for consulting
fees	4,793,335	1,232,551					1,232,551

Private placements for cash	20,775,000	2,922,000					2,922,000

Shares issued in lieu of
payment for debentures	6,944,308	1,221,606					1,221,606

Stock option grants				292,320	(164,213)		128,107
	55,662,643	8,271,157	268,613	292,320	(164,213)	(3,755,401)	4,912,476

Balance, November 30, 2002	98,086,631	$55,271,191	$268,613	$292,320	$(164,213)	$(52,604,094)	$3,063,817

See accompanying notes to the consolidated financial statements

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

1.

Description of business:

Silverado Gold Mines Ltd. is engaged in the acquisition, exploration and development of mineral properties and the development of low-rank coal-water fuel as a replacement for oil fired boilers and utility generators.

2.

Significant accounting policies:

These consolidated financial statements are prepared in conformity with United States generally accepted accounting principles. The application of Canadian generally accepted accounting principles to these financial statements would not result in material measurement or disclosure differences.

(a)

Continuing operations:

At November 30, 2002, the Company has a working capital deficiency of $604,459 down from $2,096,793 at November 30, 2001, primarily as a result of increased funding from issuances of common stock and a significant reduction of its debt. The Company is in arrears of required mineral claims and option payments for certain of its mineral properties at November 30, 2002, in the amount of $140,000 (2001 - $316,500) and therefore, the Company’s rights to these properties with a carrying value of $315,000 may be adversely affected as a result of these non-payments. The Company understands that it is not in default of the agreements in respect of these properties.

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. The application of the going concern concept and the recovery of amounts recorded as mineral properties and the capital assets are dependent on the Company's ability to obtain additional financing to fund its operations and acquisition, exploration and development activities, the discovery of economically recoverable ore on its properties, and the attainment of profitable operations.

The Company plans to continue to raise capital through private placements and warrant issues. In addition, the Company is exploring other business opportunities including the development of low-rank coal-water fuel as replacement fuel for oil fired industrial boilers and utility generators.

(b)

Basis of consolidation:

The consolidated financial statements include the accounts of the Company and Silverado Green Fuel Inc. (formerly Silverado Gold Mines Inc.), a wholly owned subsidiary. All material inter-company accounts and transactions have been eliminated.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

2.	Significant accounting policies (continued):
(c)

Gold inventory:

Gold inventory is valued at the lower of weighted average cost and estimated net realizable value. The Company valued the gold inventory at net realizable value for all periods presented. Any write-down of inventory to net realizable value is included in mining and processing costs.

(d)

Mineral properties:

The Company confines its exploration activities to areas from which gold has previously been produced or to properties, which are contiguous to such areas and have demonstrated mineralization.

The Company capitalizes the costs of acquiring mineral claims until such time as the properties are placed into production or abandoned. Expenditures for mine development are capitalized when the properties are determined to have economically recoverable, proven reserves but are not yet producing at a commercial level. Once a property reaches commercial levels of production operating costs will be charged against related revenues.

Amortization of mineral property costs relating to properties in production is provided during periods of production using the units-of-production method based on the estimated economic life of the ore reserves.

On an ongoing basis, the Company evaluates each property for impairment based on exploration results to date, and considering facts and circumstances such as operating results, cash flows and material changes in the business climate. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. If an asset is impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated discounted cash flows with a discount rate commensurate with the risk involved. Losses on other long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the costs of disposal.

The amounts shown for mineral properties and development which have not yet commenced commercial production represent costs incurred to date, net of recoveries from developmental production, and are not intended to reflect present or future values.

(e)

Reclamation:

The Company's operations are affected by Federal, state, provincial and local laws and regulations regarding environmental protection. The Company estimates the cost of reclamation based primarily upon environmental and regulatory requirements. These costs are accrued annually and the accrued liability is reduced as reclamation expenditures are made.

(f)	Capital assets: Capital assets are stated at cost. Depreciation is provided as follows:
	Building, plant and equipment	Straight line over 3 to 20 years
	Mining equipment under capital lease	Straight line over 10 years
	Auto and trucks	Straight line over 10 years
	Computer equipment	Straight line over 3 years

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

2.	Significant accounting policies (continued):
(g)

Foreign currencies:

The Company considers its functional currency to be the U.S. dollar for its U.S. and Canadian operations. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. funds at the rates of exchange in effect at the year end. Non-monetary assets and revenue and expense transactions are translated at the rate in effect at the time at which the transactions took place. Foreign exchange gains and losses are included in the determination of results from operations for the year.

(h)

Loss per share:

Basic and diluted loss per share amounts are computed using the weighted average number of shares outstanding during the year.

The Company retroactively adopted a new standard for calculation and disclosure of earnings per share, effective December 1, 2001. Under the new standard, the treasury stock method is used instead of the imputed earnings method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only instruments with exercise amounts less than market value prices impact the diluted calculations. In computing diluted loss per share, no shares were added to the weighted average number of common shares outstanding during the years ended November 30, 2002 and 2001 for the dilutive effect of employee stock options and warrants as they were all anti-dilutive. No adjustments were required to report loss per share amounts.

	(i)	Revenue recognition: Gold sales are recognized when title passes to the purchaser and delivery occurs.
	(j)	Research expenditures: Research expenditures are expensed in the year incurred.
(k)

Accounting for stock-based compensation:

For stock options granted to employees and directors, the Company accounts for stock compensation arising from these options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25”). Compensation cost is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee or director must pay to acquire the stock and is recognized over the service period. The Company provides pro-forma disclosures of net income and earnings per share as if the fair value method had applied in measuring compensation expense. For stock options granted to independent contract employees, as well as shares issued for services rendered, the Company accounts for stock compensation arising from these options and stock issuances, in accordance with Statement of Financial Standards No. 123, "Accounting for Stock Based Compensation". Under this statement, stock compensation cost to contract employees, is measured at the fair value of the options granted at the time services are rendered.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

2.	Significant accounting policies (continued):
(l)

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the amortization and depreciation rates for, and recoverability of, mineral properties and capital assets, and the determination of accrued remediation expense. Actual results could differ from those estimates.

(m)

Income taxes:

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded against any future tax asset if it is more likely than not that the asset will not be realized. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Income tax expense or benefit is the sum of the Company’s provision for current income taxes and the difference between the opening and ending balance of the future income tax assets and liabilities.

(n)

Recent Accounting Pronouncements:

In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supersedes FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The basis for recognition and measurement model under Statement 121 for assets held for use and held for sale has been retained. Statement 144 removed goodwill from its scope, thus eliminating Statement 121’s requirement to allocate goodwill to long-lived assets to be tested for impairment. The accounting for goodwill now is subject to the provisions of Statement 141/142 on business combinations and goodwill and other intangible assets. Statement 144 provides guidance on differentiating between assets held and used, held for sale, and held for disposal other than by sale. Statement 144 continues to require a three-step approach for recognizing and measuring the impairment of assets to be held and used. Statement 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and is to be applied prospectively. The Company does not expect the adoption of this statement will have a material impact on the Company’s financial position, result of operations or liquidity.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

2.	Significant accounting policies (continued):
(n)

Recent Accounting Pronouncements (continued):

The Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, in 1998. SFAS no. 133, as amended by SFAS No. 137 and 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the Company’s adoption of SFAS No. 133, on January 1, 2001, did not have a material impact on its consolidated financial position, results of operations, or cash flows.

3.	Mineral properties:
	(a)	Mineral properties:
(A)

Ester Dome Gold Project, Fairbanks Mining District, Alaska:

The Ester Dome Gold Project encompasses all of the Company’s properties on Ester Dome, which is accessible by road 10 miles northwest of Fairbanks, Alaska. The specific properties at this site are as follows:

			(i)	Grant Mine: This property consists of 26 state mineral claims subject to payments of 15% of net profits until $2,000,000 has been paid and 3% of net profits thereafter.

(ii)

May (St. Paul) / Barelka:

This gold property consists of 22 State mineral claims subject to payments of 15% of net profits until $2,000,000 (inflation indexed from 1979) has been paid and 3% of net profits thereafter.

(iii)

Dobb’s:

This property consists of 1 unpatented Federal mineral claim and 4 State mineral claims subject to payments of 15% of net profits until $1,500,000 has been paid and 3% of net profits thereafter.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

3.	Mineral properties (continued):
	(a)	Mineral properties (continued):
(B)

Marshall Dome Property, Fairbanks Mining District, Alaska:

This property consists of 38 State claims and covers an area of two and one-half square miles, and is located eighteen miles northeast of Fairbanks.

(C)

Nolan Gold Project, Wiseman Mining District, Alaska:

The Nolan Gold Project consists of five contiguous properties covering approximately six square miles, eight miles west of Wiseman, and 175 miles north of Fairbanks, Alaska. The specific properties at this site are as follows:

			(i)	Nolan Placer: This property consists of 157 unpatented Federal placer claims.
			(ii)	Thompson’s Pup: This property consists of 6 unpatented Federal placer claims and is subject to a royalty of 3% of net profits on 80% of production.
			(iii)	Dionne (Mary’s Bench): This property consists of 15 unpatented Federal placer claims.
(iv)

Smith Creek:

This property consists of 35 unpatented Federal placer claims. The property was purchased in 1993 with scheduled payments to be completed in 1998. Payments were completed in 2002. As at November 30, 2002 $nil (2001 – $70,000) of the acquisition costs are unpaid, in arrears, and included in mineral claims payable.

			(v)	Nolan Lode This property consists of 31unpatented Federal lode claims. The lode claims overlie much of the placer properties and extend beyond them.
(D)

Hammond Property, Wiseman Mining District, Alaska:

This property consists of 24Federal placer claims and 36 Federal lode claims covering one and one-half square miles and adjoining the Nolan Gold Properties. As at November 30, 2002, option payments totaling $140,000 (2001 – $240,000) are unpaid, in arrears, and included in mineral claims payable.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

3.	Mineral properties (continued):
(b)

Property commitments:

The Company is obligated to pay a royalty equal to 10% for the Hammond River property and is subject to a minimum royalty of $80,000 per year. As at November 30, 2002, minimum aggregate future cash expenditures for work commitments required in the next five years to maintain the properties in good standing, in addition to amounts accrued as mineral claims payable, are as follows:

2003	$50,000
2004	$50,000
2005	$50,000
2006	$50,000
2007	$50,000

(c)	Mineral claim expenditures: Cumulative claims expenditures are as follows:
	Ester	Marshall	Nolan	Hammond
	Dome	Dome	Project	Property	Total

Balance,
November 30,
2001	$406,000	$350,000	$318,529	$85,000	$1,159,529

Development
costs incurred	-	-	1,114,498	-	1,114,498

Balance,
November 30,
2002	$406,000	$350,000	$1,433,027	$85,000	$2,274,027

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

4.

Capital assets:

Buildings, plant and equipment primarily include the mill facility and equipment of the Ester Dome/Grant Mine Gold Project and mining equipment and camp facilities at the Nolan Gold Project.

		Accumulated	Net book
2002	Cost	depreciation	value

Grant Mine Mill Equipment	$2,076,780	$1,384,618	$692,162
Nolan Gold Project Buildings	123,757	61,597	62,160
Mining Equipment	500,380	457,397	42,983
Mining Equipment under Capital Lease	1,496,150	37,404	1,458,746
Other Equipment	499,836	350,903	148,933

	$4,696,903	$2,291,919	$2,404,984

		Accumulated	Net book
2001	Cost	depreciation	value

Grant Mine Mill Equipment	$2,076,780	$1,384,618	$692,162
Nolan Gold Project Mining Equipment	60,757	57,697	3,060
Mining Equipment	456,312	440,052	16,260
Other Equipment	386,351	303,580	82,771

	$2,980,200	$2,185,947	$794,253

5.	Accounts payable and accrued liabilities: Accounts payable and accrued liabilities consist of:
	2002	2001

Accounts payable	$388,195	$510,316
Accrued interest	76,053	86,079
Accrued reclamation expense	196,000	196,000

	$660,248	$792,395

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

6.	Debentures:
(a)
On March 1, 2001, the Company completed negotiations to restructure its $2,000,000 convertible debentures. The replacement debentures aggregate $2,564,400 and consist of the original $2,000,000 principal amount plus all accrued interest to March 1, 2001. The debentures bear interest of 8.0% per annum and mature March 1, 2006. Principal payments are due at the end of each month. Interest is due and payable on a quarterly basis on February 28, May 31, August 31, and November 30. If the Company fails to make any payment of principal or interest, the Company must issue shares equivalent in value to the unpaid amounts at 20% below the average market price. On December 11, 2001, the Company issued 1,628,971 shares at the average market price of $0.10 to the holders of the replacement debenture to satisfy the quarterly payments due November 30, 2001. The value of the transaction consists of $119,244 of principal and $43,653 of interest. On March 11, 2002, the Company issued 1,234,710 shares at the average market price of $0.13 to satisfy the quarterly payments of principal and interest. The value of this transaction totals $160,512 and consists of $119,245 of principal and $41,267 of interest. On June 11, 2002 the Company issued 1,437,520 shares at the average market price of $0.11 to satisfy the quarterly payments of principal and interest. The transaction totals $158,128 and consists of $119,245 of principal and $38,883 of interest. On September 11, 2002, the Company issued 2,643,107 shares at the market price of $0.28 to the holders of the debentures to satisfy the quarterly payments of principal and interest due August 31, 2002. The valuation of this transaction is $740,070 and consists of $703,572 of principal and $36,498 of interest. As at November 30, 2002, $1,860,000 plus $524,892 of interest has been exchanged for replacement debentures. Of its aggregate amount, $1,121,309, $476,978 is classified as a current liability and $644,331 has been classified as a non-current liability. Remaining debentures of $140,000 plus accrued interest of $108,204 are in default, however, it is unclear whether they will be exchanged for replacement debentures.

(b)
In February 1999 the Company issued a debenture for $75,000 with interest payable at a rate of 5.0% per annum. The debenture is unsecured and is due February 28, 2002. On March 27, 2002, the Company made its annual interest payment of $3,750 to the holder of the debenture.

7.

Lease purchase agreement:

On October 11, 2002, the Company entered into a lease purchase agreement whereby the Company would purchase three dump trucks, an underground loader, two surface loaders, and other equipment valued at a total of $1,496,150. The agreement required payment upon signing of $550,000 (paid) and future payments beginning on December 1, 2003 for the balance of the purchase price plus interest. The payment schedule requires the payment of $100,000 on or before December 1, 2003 and 24 equal payments thereafter in an amount to be determined. The amount of the payments shall be determined based on the amount of the equipment and other expenses which are added to the lease before December 1, 2003. The payments will be sufficient to amortize the total balance outstanding once all costs are included over the 24 payments. As at November 30, 2002, the total amount outstanding under the lease purchase agreement was $946,150. The lease payment schedule below is calculated on this amount using an interest rate of 15% per annum as is implied in the lease agreement. The Company is

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

7.

Lease purchase agreement (continued):

required to maintain the equipment in good working order and is also required to maintain adequate insurance on the equipment.

The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives which is estimated to be 10 years. Amortization on assets under capital leases charged to expense in 2002 was $37,404.

Minimum future lease payments under capital leases as of November 30, 2002 for each of the next five years and in the aggregate are:

Amount

November 30, 2003	$-
November 30, 2004	592,360
November 30, 2005	492,360
November 30, 2006	-
November 30, 2007	-

Total minimum lease payments	1,084,720
Less: Amount representing interest	138,570
946,150
Less: Current portion	-

$946,150

8.	Share capital:
	(a)	During the year, the Company increased its authorized share capital from 100,000,000 common shares to 200,000,000 common shares.
	(b)	The Company has reserved 187,500 (2001 – 295,192) shares for issuance upon the potential conversion of convertible debentures.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

8.	Share capital (continued):
	(c)	Stock options: A summary of the change in stock options for the year ended November 30, 2002 and 2001 is presented below.
		Weighted
	Number	Average
	of	Exercise
	Options	Price

Outstanding at November 30, 2000	1,150,000	$0.10
Granted	3,700,000	0.15
Exercised	(600,000)	0.10
Cancelled	(200,000)	0.35
Outstanding at November 30, 2001	4,050,000	0.20
Granted	5,650,000	0.18
Exercised	(6,900,000)	0.13

Outstanding at November 30, 2002	2,800,000	$0.25

As at November 30, 2002, the following stock options were outstanding:

		OUTSTANDING OPTIONS		EXERCISEABLE OPTIONS
		Weighted	Weighted
		Average	Average		Weighted
Range of		remaining	remaining		average
exercise price	Number	contractual life	exercise price	Number	exercise price

$0.10 to $ 0.15	1,650,000	3.53 years	$0.13	1,450,000	$0.13
$0.30 to $ 0.40	750,000	1.29 years	$0.35	150,000	$0.35
$0.50 to $ 0.60	400,000	1.09 years	$0.55	-	-
	2,800,000	2.58 years	$0.25	1,600,000	$0.15

The Company accounts for stock compensation arising from options to employees and directors in accordance with APB 25. Had the compensation cost for these employee and director options been determined based on fair value at the grant dates, consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have increased to the pro forma amounts indicated below.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

8.	Share capital (continued):
	(c)	Stock options (continued):
	2002	2001

Loss for the year
As reported	$(3,755,401)	$(1,677,974)
Pro-forma	(4,009,080)	(2,170,198)

Loss per common share:
As reported	$(0.05)	$(0.05)
Pro-forma	(0.05)	(0.06)

The estimated weighted average fair value of the options granted in 2002 was prepared using the Black-Scholes Pricing Model assuming a risk-free rate of 5.25%, an expected dividend yield of 0% an expected volatility of 127% and a weighted average expected life of 1.4 years.

(d)	Warrants: A summary of the warrants outstanding as at November 30, 2002, is presented below:

Number	Exercise	Expiry
of Warrants	Price	Date

700,000	$0.15	August 2003
1,000,000	$0.20	May 2003
125,000	$0.35	January 2003
400,000	$0.37	September 2003
1,562,500	$0.49	October 2003
200,000	$0.57	October 2003
3,987,500

The Company is required to issue 595,834 shares for services rendered and payable in common stock of the Company at an attributed value of $268,613.
9.

Related party transactions:

The Company has had related party transactions with Tri-Con Mining Ltd., Tri-Con Mining Inc., Tri-Con Mining Alaska Inc. (collectively the "Tri-Con Mining Group"); all of which are controlled by a Director of the Company.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

9.

Related party transactions (continued):

The Tri-Con Group are operations, exploration and development contractors, and have been employed by the Company under contract since 1972 to carry out all its fieldwork and to provide administrative and management services. Under the current contract dated January, 1997, work is charged at cost plus 15% for operations and cost plus 25 % for exploration and development. In addition, cost includes a 15 % charge for office overhead. Services of the directors of the Tri-Con Group who are also Directors of the Company are not charged. At November 30, 2002, the Company had prepaid $579,745 (2001 – payable of $291,310) to the Tri-Con Group for exploration, development and administration services to be performed during the next fiscal period on behalf of the Company. For the year 2002, the Tri-Con Mining Group’s services focused mainly on corporate planning, mining, engineering, and preparation for year round production on its Nolan property, administration services at both its field and corporate offices, and the Low-Rank Coal-Water fuel project.

The aggregate amounts paid to the Tri-Con Group each year by category, including amounts relating to the Grant Mine Project and Nolan properties, for disbursements and for services rendered by the Tri-Con Group personnel working on the Company's projects, and include interest charged on outstanding balances at the Tri-Con Group's borrowing costs are shown below:

	2002	2001

Exploration, development and field services	$824,083	$116,701
Administrative and management services	194,272	179,740
Research	256,954	277,395
	$1,275,309	$573,836

Amount of total charges in excess of Tri-Con
costs incurred	$348,634	$126,951

Excess amount charged as a percentage of
actual costs incurred	27.3%	22.1%

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

10.	Income taxes: Tax effects of temporary differences that give rise to deferred tax assets at November 30, 2002 and 2001 are as follows:
	2002	2001

Net operating loss carry forwards	$11,197,000	$10,843,000
Valuation allowance	(11,067,000)	(10,652,000)

Net deferred tax assets	130,000	191,000

Deferred tax liability:
Temporary differences arising from mineral properties and
building, plant and equipment	(130,000)	(191,000)

Net deferred tax asset	$–	$–

At November 30, 2002, the Company has losses carried forward totaling $22,387,816 available to reduce future years' income for U.S. income tax purposes which expire in various years to 2020. In addition, the Company has losses carried forward in Canada totalling $15,183,779 (CDN) which expire in various years to 2009.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% (2001 34%) to net loss before provision for income taxes. The sources and tax effects of the differences are as follows:

	2002	2001

Computed “expected” tax benefit	$(1,901,000)	$(570,000)
Tax loss expired during the year	1,485,000	545,000
Change in valuation allowance	415,000	(56,000)
Difference in foreign tax rate and other	1,000	81,000

Income tax provision	$–	$–

11.	Commitments and contingencies:
(a)

Office lease:

On January 20, 1994, the Company entered into a lease agreement for office premises for a term of 10 years commencing April 1, 1994, with an approximate annual rental of $86,835 (Cdn$135,000) including operating costs.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

11.	Commitments and contingencies (continued):
(b)

Severance agreements with directors:

The Company has entered into compensation agreements with two directors of the Company. The agreements provide for severance arrangements where a change of control of the Company occurs, as defined, and the directors are terminated. The compensation payable to the two directors aggregates $4,100,000 (2001- $4,200,000) plus the amount of annual bonuses and other benefits that they would have received in the eighteen months following termination.

(c)

Consulting agreements

The Company entered into consulting agreements with eleven individuals for various corporate planning and business development services to the Company. Under the terms of the agreements, the Company will issue an aggregate 3,016,668 shares over the length of the contracts which range from 2 months to two years. Consulting fees are calculated using the number of shares issued multiplied by the closing price on the day the shares were issued.

12.

Financial instruments:

The carrying amounts reported in the balance sheet for accounts receivable, bank indebtedness, accounts payable and accrued liabilities, and loans payable secured by gold inventory approximate fair values due to the short-term to maturity of these instruments. The carrying amounts reported in the balance sheet for convertible debentures approximate their fair values as they bear interest at rates, which approximate market rates.

13.

Interest and other income:

On April 4, 2002, the Company purchased a $300,000 one-year term deposit which pays interest daily between ½% to 1% per annum. As at November 30, 2002, the Company had earned $1,880 in interest from the term deposit. During normal course of business the Company earns interest on its bank deposits. As at November 30, 2002, the Company had earned $7,696 as interest on its bank deposits. The term deposit principal and all interest received is included in the Company’s cash balance. Also during 2002, the Company settled several of its outstanding accounts payable for less than face value and recorded the difference of $71,194 as forgiveness of debt.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

14.	Segment disclosures:
(a)

Reportable segments:

The Company operates in one reportable segment being the acquisition, exploration and development of mineral properties. The Company’s development of low-rank coal-water-fuel is in its initial stages and is not a reportable segment.

	(b)	Geographical information: The following presents financial information about geographical areas:
	2002	2001

Loss for the year:
Canada	$3,059,339	$356,501
United States	696,062	1,321,473

	$3,755,401	$1,677,974

Long-lived assets:
Canada	$67,471	$82,992
United States	4,410,362	1,953,782

	$4,477,833	$2,036,674

15.	Supplementary cash flow information: Supplemental non-cash investing and financing activities:
	2002	2001

Purchase of fixed assets under capital lease	$(946,150)	$-
Exchange of debentures for replacement debenture	$-	$1,860,000
Exchange of interest on old debentures for new
debentures	$-	$524,892
Issuance of shares:
In exchange for a reduction of accounts payable	$-	$30,000
In lieu of required payment on replacement
debentures	$1,061,307	$281,257
In lieu of interest payable on replacement
debentures	$160,301	$82,741
For consulting services	$1,232,551	$-
For subscriptions received in prior year	$-	$20,000
Capital lease obligation	$946,150	$-

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

Years ended November 30, 2002 and 2001

16.	Subsequent events:
	a)	On December 4, 2002, the Company granted 6,500,000 options to acquire shares of the Company at $0.68 per share exercisable until December 4, 2008.
b)
On December 16, 2002, the Company completed a private placement of 400,000 units at a price of $0.50 per unit for total proceeds of $200,000. Each unit consists of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.75 until June 16, 2003.

c)
On December 5, 2002, the Company completed a private placement of 1,100,000 units at a price of $0.50 per unit for total proceeds of $550,000. Each unit consists of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.75 until December 18, 2003.

d)
On December 18, 2002, the Company completed two private placements of 2,000,000 units at a price of $0.50 per unit for total proceeds of $1,000,000 each. Each unit consists of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.75 until December 20, 2003. Each private placement also includes one option to purchase 1,162,791 units at a price of $0.43 per unit. The option may be exercised up to the date that is three weeks from the date of the closing of the private placement. Each unit of the option consists of one common share, and one-half of a common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of $0.75 until December 20, 2003. Subsequently, the option was exercised on January 9, 2003, for proceeds of $500,000 each and the Company issued a total of 2,325,582 shares from the treasury.

e)
On December 30, 2002, January 1, 2003, and February 3, 2003, the Company issued a total of 266,666 shares to the consultants for a portion of their services under the terms of the agreements as reported on form S-8.

f)
On December 11, 2002 the Company issued 372,818 shares to the holders of the replacement debentures, at the average market price of $0.38 per share, to satisfy the quarterly payments of principal and interest due November 30, 2002. The transaction consists of $119,245 of principal and $22,426 of interest.

	g)	On January 9, 2003 65,000 common share purchase warrants were exercised at a price of $0.35 for total proceeds of $22,750 and the Company issued 65,000 common shares from the treasury.
h)
On January 27, 2003, the Company issued a payment of $140,000 to Alaska Mining Company, property owners of the Hammond River property. This payment represents the final mineral claims and options payment owed on this property.

SILVERADO GOLD MINES LTD.
Consolidated Balance Sheets
(Expressed in United States Dollars)

	May 31,	November 30,
	2003	2002
	(unaudited)

Assets
Current assets:
Cash	$540,375	$905,000
Gold inventory	10,149	10,149
Accounts receivable	9,603	8,348
	560,127	923,497

Exploration and development advances (note 3)	422,391	579,745
Mineral properties	5,127,702	2,274,027
	6,110,220	3,777,269

Buildings, plant and equipment	5,284,068	4,696,903
Accumulated depreciation	(2,421,143)	(2,291,919)
	2,862,925	2,404,984

	$8,973,145	$6,182,253

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	539,816	660,248
Loans payable secured by gold inventory	7,873	35,729
Mineral claims payable	-	140,000
Debentures, current portion (note 5)	140,000	140,000
Debenture, current portion (note 5)	53,303	75,000
Current portion of capital lease obligation	125,000	-
Replacement debentures, current portion (note 5)	238,489	476,978
	1,104,481	1,527,955

Debentures (note 5)	194,142	644,331
Capital lease obligations	966,320	946,150

Stockholders' equity:
Common stock:
Authorized: 200,000,000 common shares
Issued and outstanding:
May 31, 2003–113,667,319
November 30, 2002 – 98,086,631	60,350,171	55,271,191
Shares to be issued	791,996	268,613
Other capital	292,321	128,107
Accumulated deficit	(54,726,286)	(52,604,094)
	6,708,202	3,063,817

	$8,973,145	$6,182,253

Continuing operations (note 2)
Subsequent events (note 6)
See accompanying notes to unaudited consolidated financial statements.

Garry L. Anselmo	James F. Dixon
DIRECTOR	DIRECTOR

SILVERADO GOLD MINES LTD.
Consolidated Statements of Operations
(Expressed in United States Dollars)

	Six months	Six months
	ended	ended
	May 31,	May 31,
	2003	2002
	(unaudited)	(unaudited)

Revenue from gold sales	$-	$971
Less: Mining, processing, and development costs	-	18,229
Pre-production, planning, and engineering costs	-	91,597
Total operating costs	-	109,826
Operating loss	-	(108,855)
Interest and other income	4,185	71,197
Income (loss) before the undernoted	4,185	(37,658)
Other expenses:
Accounting and audit	13,976	11,893
Advertising and Promotion	272,111	34,430
Consulting Fees	911,014	380,144
Depreciation	129,224	141,899
General exploration	70,217	40,195
Interest on debentures	36,169	87,625
Legal	41,557	10,015
Loss (gain) on foreign exchange	(63,988)	5,949
Management services from related party	150,410	98,650
Office expenses	439,271	77,866
Other interest and bank charges	2,201	2,992
Reporting and investor relations	5,562	-
Research	107,327	105,110
Transfer agent fees and mailing expenses	11,327	8,159
	2,126,377	1,004,927
Loss and comprehensive loss for the period	$(2,122,192)	$(1,041,585)
Loss per share - basic and diluted	$(0.02)	$(0.02)
Weighted average number of common shares outstanding	107,277,673	51,164,761

SILVERADO GOLD MINES LTD.
Consolidated Statements of Operations
(Expressed in United States Dollars)

	Three months	Three months
	ended	ended
	May 31,	May 31,
	2003	2002
	(unaudited)	(unaudited)

Revenue from gold sales	$-	$-
Less: Mining, processing, and development costs	-	-
Pre-production, planning, and engineering costs	-	91,597
Total operating costs	-	(91,597)
Operating loss	-	(91,597)
Interest and other income	236	71,197
Income (loss) before the undernoted	236	(20,400)
Other expenses:
Accounting and audit	9,347	5,711
Advertising and Promotion	54,220	20,534
Consulting Fees	283,841	144,060
Depreciation	68,700	67,379
General exploration	70,217	7,963
Interest on debentures	12,390	42,620
Legal	15,406	10,216
Loss (gain) on foreign exchange	(50,827)	12,292
Management services from related party	87,227	53,599
Office expenses	185,821	35,648
Other interest and bank charges	1,221	421
Reporting and investor relations	3,528	-
Research	48,173	49,822
Transfer agent fees and mailing expenses	5,992	4,182
	795,297	454,477

Loss and comprehensive loss for the period	$(795,257)	$(474,847)
Loss per share - basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding	109,954,673	68,721,472

SILVERADO GOLD MINES LTD.
Consolidated Statement of Cash Flows
(Expressed in United States Dollars)

	Six months	Six months
	ended	ended
	May 31,	May 31,
	2003	2002
	(unaudited)	(unaudited)

Cash provided by (used in):

Operating activities:
Loss for the period	$(2,122,192)	$(1,042,585)
Adjustments to reconcile loss to net cash used by operating
activities
Depreciation, an item not involving cash	129,224	141,899
Stock based compensation	833,679	-
Changes in non-cash operating working capital:
Accounts receivable	(1,255)	(195,253)
Gold inventory	-	971
Receivable from related party	-	(568,846)
Accounts payable and accrued liabilities:	(77,962)	(271,600)
Increase (decrease) in mineral claims payable:	(140,000)	(10,000)
	(1,378,506)	(1,946,414)
Financing activities:
Shares issued for cash	4,201,750	2,603,837
Increase (decrease) in loans payable	(27,856)	-
Due to related party	-	(291,310)
(Decrease) in debenture liability	(21,697)
	4,152,197	2,312,527
Investing activities:
Advances for exploration and development	157,354	-
Mineral claims and options expenditures, net of recoveries	(2,853,675)	-
Purchase of equipment	(441,995)	(2,990)
	(3,138,316)	(2,990)
Decrease in cash	(364,625)	363,124
Cash, beginning of period	905,000	17,093
Cash, end of the period	$540,375	$380,217

Supplementary disclosure with respect to cash flow
(note 4)

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

Six months ended May 31, 2003 and May 31, 2002

1.

Basis of presentation:

The unaudited consolidated financial statements as of May 31, 2003, included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the November 30, 2002, audited consolidated financial statements and notes thereto.

2.

Continuing operations:

At May 31, 2003, the Company had a working capital deficiency of $544,353, down from a working capital deficiency of $604,459 at November 30, 2002, primarily as a result of increased funding from issuances of common stock and a significant reduction of its debt. The Company paid the arrears of required mineral claims and option payments on certain of its mineral properties on January 27, 2003, in the amount of $140,000.

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. The application of the going concern concept and the recovery of amounts recorded as mineral properties and buildings, plant and equipment is dependent on the Company's ability to obtain additional financing to fund its operations and acquisition, exploration and development activities, the discovery of economically recoverable ore on its properties, and the attainment of profitable operations.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

Six months ended May 31, 2003, and May 31, 2002

2.

Continuing operations (continued):

The Company plans to continue to raise capital through private placements and warrant issues. The Company is exploring other business opportunities including the development of low rank coal water fuel as a replacement fuel for oil fired industrial boilers and utility generators.

3.

Related party transactions:

The Company has had related party transactions with Tri-Con Mining Ltd., Tri-Con Mining Inc., Tri-Con Mining Alaska Inc. (collectively the “Tri-Con Mining Group”) All of which are controlled by a director of the Company.

The Tri-Con Mining Group are operations, exploration, and development contractors, and have been employed by the Company under contract since 1972 to carry out all of its fieldwork and to provide administrative and management services. Under its current contract dated January, 1997 work is charged at cost plus 15% for operations and cost plus 25% for exploration and development. Cost includes a 15 % charge for office overhead. Services of the directors of the Tri-Con Mining Group are charged at a rate of $75 per hour. Services of the directors of the Tri-Con Mining Group who are also directors of the Company are not charged. At May 31, 2003, the Company had prepaid $422,391 to the Tri-Con Mining Group for exploration, development and administration services to be performed during the current fiscal year on behalf of the Company. The Tri-Con Mining Group’s services for the current fiscal year are focusing mainly on the Company’s year round production on its Nolan property low rank coal water fuel program, and administration services at both its field and corporate offices as well, the Company continues to develop its low-rank coal-water fuel program.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

Six months ended May 31, 2003, and May 31, 2002

3.

Related party transactions (continued):

The aggregate amounts paid to the Tri-Con Group each period by category, including amounts relating to the Grant Mine Project and Nolan properties, for disbursements and for services rendered by the Tri-Con Group personnel working on the Company's projects, and including interest charged on outstanding balance at the Tri-Con Group's borrowing costs are shown below:

	May 31,	May 31,
	2003	2002

Operations and field services	-	$3,442
Exploration and development services	2,097,917	65,482
Administrative and management services	128,060	99,511
Research	107,327	105,110
	$2,333,304	$273,545

Amount of total charges in excess of Tri-Con costs incurred	$547,583	$56,543

Excess amount charged as a percentage of actual costs
incurred	23.5%	20.7%

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

Six months ended May 31, 2003, and May 31, 2002

4.	Supplementary cash flow information: Supplemental non-cash investing and financing activities:

	May 31,	May 31,
	2003	2002

Purchase of fixed assets under capital lease	$(145,170)	$-
Exercise of options	-	925,000
Issuance of shares for:
Debentures	688,679	323,409
Interest on debentures	42,468	-
Consulting services	146,083	323,917
Capital lease obligation	145,170	-

5.

Debentures:

On March 1, 2001, the Company completed negotiations to restructure its $2,000,000 convertible debentures. The Company issued replacement debentures in the aggregate amount of $2,564,400 consideration of cancellation of the $2,000,000 principal amount plus all accrued interest on the original debentures to March 1, 2001.

The replacement debentures bear interest of 8.0% per annum and mature March 1, 2006. Principal payments are due at the end of each month. Interest is due and payable on a quarterly basis on February 28, May 31, August 31, and November 30. If the Company fails to make any payment of principal or interest, the Company must issue shares equivalent in value to the unpaid amounts at 20% below the average market price. On December 11, 2002, the Company issued 372,818 shares at the average market price of $0.38 to the holders of the replacement debenture to satisfy the quarterly payments due November 30, 2002. The value of the transaction consists of $119,245 of principal and $22,426 of interest. On April 9, 2003, the Company issued 3,274,865 shares to the replacement debenture holders at the price of $0.18 to satisfy the quarterly payments due February 28, 2003 of principal and interest. The value of this transaction consists of $569,434 of principal, and $20,042 of interest. As at May 31, 2003, $1,860,000 plus $524,892 of accrued interest has been exchanged for replacement debentures. Of its aggregate amount $432,631, $238,489 is classified as a current liability and $194,142 has been classified as non-current. Remaining debentures of $140,000, plus accrued interest of $59,266 are in default, however, it is unclear whether they will be exchanged for replacement debentures.

SILVERADO GOLD MINES LTD.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

Six months ended May 31, 2003, and May 31, 2002

5.

Debentures (continued):

In February 1999 the Company issued a debenture for $75,000 with interest payable at a rate of 5.0% per annum. The debenture is unsecured and was due February 28, 2002. On March 12, 2003, the Company re-paid $21,697 of the $75,000 debenture and made the annual interest payment of $3,750.

6.	Subsequent event: Subsequent to May 31, 2003, the Company issued 174,999 shares to the consultants for a portion of their services under the terms of the agreements as reported on form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

The officers and directors of Silverado are indemnified as provided by the Company Act of British Columbia (the “BC Company Act”) and the Articles of Silverado.

The BC Company Act provides that a company, with the approval of the court, may indemnify a person who is a director or former director of the company, or as a director or former director of a corporation of which we are or was a shareholder and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil or criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if:

(a)	the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and;

(b)	in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing the person’s conduct was lawful.

The Articles of the Company provide that, subject to the provisions of the BC Company Act, the Company shall indemnify a director or former director of the Company and the Company may indemnify a director or former director of a corporation of which we are or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually or reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director, on being elected or appointed, shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

The Articles of the Company also provide that, subject to the provisions of the BC Company Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or a corporation of which we are or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the secretary and any assistant secretary of the Company if he is not a full-time employee of the Company and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the BC Company Act or the Articles of the Company and the secretary and assistant secretary shall, upon being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by Silverado in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. We will pay all expenses in connection with the distribution of the common shares being registered hereby, except for the fees and expenses of any counsel and other advisors that any selling shareholders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid by the selling shareholders to broker-dealers in connection with the sale of the shares:

Securities and Exchange Commission registration fee	$342
Transfer Agent Fees and Expenses	$500
Accounting Fees and Expenses	$1,000
Legal Fees and Expenses	$20,000
Miscellaneous	$1,000
Total	$22,842

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES

We have completed the following sales of our securities without registration under the Securities Act of 1933 (the “Act”) during the last three years:

1.
On October 18, 2000, 200,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 200,000 shares for total proceeds of $20,000 .No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation D of the Act on the basis that each purchaser is a U.S. person, as defined under Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation D of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

2.
On November 8, 2000, 500,000 common share purchase warrants were exercised at a price of $0.08 per share and we issued 500,000 shares for total proceeds of $40,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation D of the Act on the basis that each purchaser is a U.S. person, as defined under Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation D of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

3.
On November 10, 2000, we issued 300,000 common shares at a price of $0.10 pursuant to the exercise of outstanding warrants for total proceeds of $30,000. The sales were completed pursuant to Regulation D of the Act on the basis that the purchaser is a U.S. person, as defined under Regulation D of the Act

4.
On February 8, 2000, the company issued an additional 2,000,000 common share purchase warrants, to a warrant holder from a previous private placement, at an exercise price of $0.04 per share expiring June 23, 2000.

5.
We issued 300,000 shares to Mr. Edward Armstrong, the president of Silverado Green Fuel Inc., pursuant to Section 4(2) of the Act on February 14, 2001 at a price of $0.10 per share pursuant to the exercise of options for total proceeds of $30,000.

6.
We issued replacement debentures in the aggregate amount of $2,564,400 in consideration of cancellation of the $2,000,000 principal amount of the original debentures, plus all accrued interest accrued on the original debentures to March 1, 2001. The replacement debentures were issued to the holders of the original debentures pursuant to Regulation S of the Act in reliance of the fact that each debenture holder isa non-U.S. person. The replacement debentures bear interest of 8.0% per annum and mature March 1, 2006. Principal payments are due at the end of each month. Interest is due and payable on a quarterly basis on February 28, May 31, August 31, and November 30. If the Company fails to make any payment of principal or interest, the Company must issue shares equivalent in value to the unpaid amounts at 20% below the average market price.

7.
We completed the sale of 1,000,000 units on March 4, 2001 to one purchaser at a price of $0.10 per unit for proceeds of $100,000. Each unit was comprised of one common share and one share purchase warrant. The sale was completed pursuant to Rule 506 of Regulation D of the Act to a person who was an “accredited investor”, as defined in Rule 501 of Regulation D.

8.
We completed the sale of 500,000 units on March 14, 2001 at a price of $0.20 per unit for proceeds of $100,000 to one purchaser. Each unit was comprised of one common share and one share purchase warrant. Each share purchase warrant entitled the holder to purchase one common share at a price of $0.20 per share for a two year period following closing. All sales were completed pursuant to Regulation Sof the Act. The purchaser was a non-U.S. person.

9.
We completed the sale of 3,200,000 common shares during the period from March 4, 2001 to April 4, 2001at a price of $0.10 per share for proceeds of $320,000 to one purchaser pursuant to the exercise of warrants held by the purchaser. All sales were completed pursuant to Regulation S of the Act. The purchaser was a non-U.S. person.

10.
We issued 100,000 shares to Mr. Stuart McCulloch, a director, pursuant to Section 4(2) of the Act on April 2, 2001 at a price of $0.10 per share pursuant to the exercise of options for total proceeds of $10,000.

11.
We issued 200,000 shares to Mr. Jim Dixon, a director, pursuant to Section 4(2) of the Act on April 2, 2001 at a price of $0.10 per share pursuant to the exercise of options for total proceeds of $20,000.

12.
We completed the sale of 360,000 units on May 7, 2001 at a price of $0.25 per unit for proceeds of $90,000 to one purchaser. Each unit was comprised of one common share and one share purchase warrant. Each share purchase warrant entitled the holder to purchase one common share at a price of $0.30 per share for a six month period following closing. All sales were completed pursuant to Regulation S of the Act. The purchaser was a non-U.S. person. A total of 360,000 shares were issued to the investor at a price of $0.08 per share pursuant to the exercise of warrants held by the purchaser on October 4, 2001.

13.
We issued an aggregate of 516,085 shares to the holders of our replacement debentures, as described above, pursuant to Regulation S of the Act on June 7, 2001 in consideration of the payment of accrued interest on the replacement debentures.

14.
We completed the sale of 666,667 units on July 10, 2001 at a price of $0.15 per unit for proceeds of $100,000 to one purchaser. Each unit was comprised of one common share and two share purchase warrants. The first share purchase warrant entitled the holder to purchase one common share at a price of $0.25 per share for a six month period following closing. The second share purchase warrant entitled the holder to purchase one common share at a price of $0.30 per share for a one year period following closing.All sales were completed pursuant to Regulation S of the Act. The purchaser was a non-U.S. person. A total of 500,000 shares were issued to the investor at a price of $0.10 per share pursuant to the exercise of warrants held by the purchaser on September 6, 2001.

15.
We completed the sale of 700,000 units on August 29, 2001 to one purchaser at a price of $0.10 per unit for proceeds of $70,000. Each unit was comprised of one common share and one share purchase warrant. Each share purchase warrant entitled the holder to purchase one common share at a price of $0.15 per share for a two year period following closing. The sale was completed pursuant to Rule 506 of Regulation D of the Act to a person who was an “accredited investor”, as defined in Rule 501 of Regulation D.

16.
We issued an aggregate of 1,131,345 shares to the holders of the Company’s replacement debentures, as described above,pursuant to Regulation S of the Act on September 11, 2001 in consideration of the payment of accrued interest on the replacement debentures.

17.
We completed the sale of 1,000,000 shares on October 31, 2001 at a price of $0.065 per share for proceeds of $65,000 to one purchaser. The sale was completed pursuant to Regulation S of the Act. The purchaser was a non-U.S. person.

18.
We completed the sale of 1,300,000 units on November 23, 2001 at a price of $0.05 per unit for proceeds of $65,000 to one purchaser. Each unit was comprised of one common share and one-half of one share purchase warrant. Each share purchase warrant entitled the holder to purchase one common share at a price of $0.10 per share for a one year period following closing. All sales were completed pursuant to Regulation S of the Act. The purchaser was a non-U.S. person.

19.
On December 11, 2001, we issued 1,628,971 common shares at the average market price of $0.10 to the holders of the replacement debentures to satisfy the quarterly payments due under the replacement debentures on November 30, 2001. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act.

20.
On December 14, 2001, we issued 500,000 common shares at a price of $0.05 pursuant to the exercise of outstanding warrants for total proceeds of $25,000. The sales were completed pursuant to Regulation S of the Act on the basis that the purchaser is a non-U.S. person, as defined under Regulation S of the Act. No commissions or fees were paid.

21.
On December 19, 2001, we completed a private placement of 2,500,000 units at a price of $0.04 per unit for total proceeds of $100,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.10 until December 19, 2002. Commissions totaling $10,000 were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act.The number of share purchase warrants and the warrant exercise price of was amended on January 22, 2002 to increase the number of warrants by 1,250,000 for a total of 2,500,000 and to reduce the exercise price to $0.05 per share.

22.
On January 22, 2002, we issued 3,800,000 common shares to two investors at a price of $0.05 pursuant to the exercise of outstanding warrants for total proceeds of $190,000. The sales were completed pursuant to Regulation S of the Act on the basis that the purchasers wer enon-U.S. persons, as defined under Regulation S of the Act. No commissions or fees were paid.

23.
On January 30, 2002, we issued 3,700,000 shares to the Tri-Con Group for proceeds of $550,000. These shares were issued pursuant to Section 4(2) of the Act. The proceeds were applied to reduce a liability to the Tri-Con Group in the amount of $291,310 and to pay amounts due to the Tri-Con Group in respect of services provided. The balance of $121,389 has been applied as a pre-paid expense on account of future services to be provided to us by the Tri-Con Group.

24.
On February 5, 2002, we completed a private placement of 1,000,000 units at a price of $0.10 per unit for total proceeds of $100,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.15 until February 7, 2003. Commissions totaling $10,000 were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. The warrant exercise price of the 1,000,000 share purchase warrants amended on May 7, 2002 to reduce the exercise price of the warrants from $0.15 per share to $0.10 per share and to change the expiry date from February 7, 2003, to June 6, 2002.

25.
On February 5, 2002, we completed a private placement of 5,300,000 units at a price of $0.05 per unit for total proceeds of $365,000 to three investors. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.10 until February 7, 2003. Commissions totaling $10,000 were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. The warrant exercise price of the share purchase warrants amended for two of the investors on April 2, 2002 to reduce the exercise price of the warrants from $0.10 per share to $0.08 per share and to reduce the exercise period from one year to eight months.

26.
On March 11, 2002, we issued 1,234,710 shares at the average market price of $0.13 to the debenture holders to satisfy the quarterly payments of principal and interest due under the replacement debentures of February 28, 2002. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act.

27.
On March 1, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.05 and we issued 1,000,000 common shares from the treasury for total proceeds of $50,000. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act.

28.
On April 2, 2002, 2,000,000 common share purchase warrants were exercised at a price of $0.08 per share and we issued 2,000,000 common shares from the treasury for proceeds of $160,000. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act.

29.
On April 2, 2002, we completed a private placement, with one investor, of 1,000,000 units at a price of $0.09 per unit for total proceeds of $90,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.15 until September 3, 2002 . No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. The warrant exercise price was subsequently amended to reduce the exercise price from $0.15 per share to $0.10 per share and to reduce the exercise period from six months to immediate.

30.
On April 2, 2002, we completed a private placement, with one investor, of 1,000,000 units at a price of $0.09 per unit for total proceeds of $90,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.15 until September 3, 2002 . No commissions or fees were paid inconnection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. The warrant exercise price was amended on May 30, 2002 to reduce the exercise price from $0.15 per share to $0.10 per share and to reduce the exercise period from six months to immediate.

31.
On April 26, 2002 2,000,000 shares were issued to Edward J. Armstrong, an officer of the Company, and an officer of the Tri-Con Group, for proceeds of $220,000. These shares were issued pursuant to Section 4(2) of the Act.

32.
On May 1, 2002, we completed a private placement, with one investor, of 1,000,000 units at a price of $0.10 per unit for total proceeds of $100,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.20 until May 1, 2003. No commissions were paid in connection with the offering. The sale was completed pursuant to Regulation D of the Act on the basis that the purchaser is a U.S. person, as defined under Regulation D of the Act.

33.
On May 17, 2002, we issued 1,200,000 shares to Warrack Willson, an officer of the Company, and an officer of the Tri-Con Group, for proceeds of $150,000. These shares were issued pursuant to Section 4(2) of the Act.

34.
On May 17, 2002, 500,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 500,000 shares for total proceeds of $50,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act.

35.
On May 30, 2002, 500,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 500,000 shares for total proceeds of $50,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act.

36.
On June 5, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 1,000,000 common shares from the treasury for proceeds of $100,000. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to

Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

37.
On June 5, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 1,000,000 common shares from the treasury for proceeds of $100,000. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

38.
On June 11, 2002, we issued 1,437,520 shares at the average market price of $0.11 per share to the debenture holders to satisfy the quarterly payments of principal and interest due under the replacement debentures of May 31, 2002. These payments totaled $158,128 and consisted of payment of principal in the amount of $119,245 and interest in the amount of $38,883. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

39.
On June 24, 2002, we completed a private placement, with one investor, of 2,000,000 units at a price of $0.15 per unit for total proceeds of $300,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.20 until December 24, 2002. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

40.
On June 24, 2002, we completed a private placement, with one investor, of 2,000,000 units at a price of $0.15 per unit for total proceeds of $300,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.20 until December 24, 2002. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

41.
On July 14, 2002, we completed a private placement, with one investor, of 250,000 units at a price of $0.26 per unit for total proceeds of $65,000. Each unit consisted of one common share and one-half common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.35 until January 10, 2003. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation D of the Act on the basis that each purchaser is U.S. person, as defined under Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

42.
On July 16, 2002, we completed a private placement, with one investor, of 1,200,000 units at a price of $0.30 per unit for total proceeds of $360,000. Each unit consisted of one common share and one and one-half of a common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.35 until September 15, 2002. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the

Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

43.
On July 19, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.20 per share and we issued 1,000,000 common shares from the treasury for proceeds of $200,000 . No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

44.
On July 19, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.20 per share and we issued 1,000,000 common shares from the treasury for proceeds of $200,000 . No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

45.
On July 23, 2002, 1,800,000 common share purchase warrants were exercised at a price of $0.35 per share and we issued 1,800,000 common shares from the treasury for proceeds of $630,000 . No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each investor is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

46.
On July 25, 2002, 500,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 500,000 shares for total proceeds of $50,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

47.
On August 1, 2002, 1,000,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 1,000,000 shares for total proceeds of $100,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation D of the Act on the basis that each purchaser is a U.S. person, as defined under Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

48.
On August 8, 2002, 650,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 650,000 shares for total proceeds of $65,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

49.
On September 11, 2002, 2,643,107 shares were issued to the replacement debenture holders at the price of $0.28 to satisfy the quarterly payments of principal and interest. The transaction totals $740,070 and consists of the $703,572 of interest and $36,498 of interest. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under

Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

50.
On October 4, 2002 we completed a private placement, with one investor, of 400,000 units at a price of $0.38 per unit for total proceeds of $152,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.57 until October 15, 2003. A commission of $12,160 was paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

51.
On November 7, 2002 we completed a private placement, with one investor, of 3,125,000 units at a price of $0.32 per unit for total proceeds of $1,000,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the warrant holder to purchase one common share at a price of $0.49 until October 31, 2003. A commission of $100,000 was paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

52.
On December 11, 2002, we issued 372,818 shares to the holders of the replacement debentures, at the average market price of $0.38 per share. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act.

53.
On December 16, 2002, we completed a private placement of 400,000 units at a price of $0.50 per unit for total proceeds of $200,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until June 16, 2003. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of $16,000, or 8% of the proceeds, was paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

54.
On December 18, 2002, we completed a private placement of 2,000,000 units at a price of $0.50 per unit for total proceeds of $1,000,000 to one investor. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The investor was granted the option to purchase an additional 1,162,791 units at a price of $0.43 per unit. Each option was exercisable up to the date that was three weeks from the date of the closing of the private placement. Each unit that was the subject of the option consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in off-shore transactions, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of $100,000, or 10% of the proceeds, was paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

55.
On December 18, 2002, we completed a private placement of 2,000,000 units at a price of $0.50 per unit for total proceeds of $1,000,000 to one investor. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The investor was granted the option to purchase an additional 1,162,791 units at a price of $0.43 per unit. Each option was exercisable up to the date that was three weeks from the date of the closing of the private placement. Each unit that was the subject of the option consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in off-shore transactions, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of $100,000, or 10% of the proceeds, was paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

56.
On December 23, 2002, we completed a private placement of 1,100,000 units at a price of $0.50 per unit for total proceeds of $550,000. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 18, 2003. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. No commissions or fees were paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

57.
On January 9, 2003 65,000 common share purchase warrants were exercised at a price of $0.35 for total proceeds of $22,750 and we issued 65,000 common shares from the treasury. The sales were completed pursuant to Regulation D of the Act on the basis that the purchaser was a U.S. person, as defined under Regulation D of the Act. No commissions or fees were paid. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to exemptions from the registration requirements of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

58.
On January 10, 2003, we completed a private placement of 909,091 units at a price of $0.55 per unit. Each unit consisted of one common share and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.83 until July 2, 2003. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. No commissions or fees were paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

59.
On January 14, 2003, 1,162,791 options were exercised at a price of $0.43 per unit for total proceeds of $500,000. Each unit of the option consists of one common share, and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The option was originally granted pursuant to a private placement completed on December 18, 2002. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of $50,000, or 10% of the proceeds, was paid in connection with the exercise of options. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

60.
On January 14, 2003, 1,162,791 options were exercised at a price of $0.43 per unit for total proceeds of $500,000. Each unit of the option consists of one common share, and one-half of a common share purchase warrant. Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.75 until December 20, 2003. The option was originally granted pursuant to a private placement completed on December 18, 2002. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of $50,000, or 10% of the proceeds, was paid in connection with the exercise of options. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

61.	On April 9, 2003, we issued 3,274,865 shares to the replacement debenture holders at the price of $0.18 to satisfy the quarterly payments of principal and interest.

62.
On May 21, 2003, we completed a private placement of 2,500,000 units at a price of $0.10 per unit for total proceeds of $250,000. Each unit consisted of one common share and one common share purchase warrant.Each common share purchase warrant entitled the holder to purchase one common share at a price of $0.20 until May 27, 2004. The sales were completed pursuant to Regulation S of the Act on the basis that the sales were made in an off-shore transaction, that the investor is a non-U.S. person and that no directed selling efforts were made in the United States, each as defined under Regulation S of the Act. A commission of$25,000, or 10% of the proceeds, was paid in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

63.
On June 1, 2003, we issued 913,551 shares to the holders of the replacement debentures, at the average market price of $0.14 per share. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act.

64.
On July 10, 2003, 700,000 common share purchase warrants were exercised at a price of $0.10 per share and we issued 700,000 shares for total proceeds of $70,000. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation D of the Act on the basis that each purchaser is a U.S. person, as defined under Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

65.
On July 11, 2003, we completed a private placement, with one investor, of 1,666,667 units at a price of $0.15 per unit for total proceeds of $250,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the warrant holder to purchase one common share at a price of $0.20 until July 11, 2004. A commission of $25,000 was paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

66.
On July 15, 2003, 454,546 common share purchase warrants were exercised at a price of $0.12 per share and weissued 454,546 shares fortotal proceeds of $54,545.52. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser is a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

67.
On August 18, 2003, we completed a private placement with seven investors of 10,550,000 units at a price of $0.10 per unit for total proceeds of $1,055,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the warrant holder to purchase one common share at the price of $0.20 per share, subject to a maximum reduction of $0.05 per share, as described below, for the period of one year from the acceptance of a registration statement qualifying the resale of the shares and the shares issuable upon exercise of the warrants. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each purchaser is an “accredited investor”, as defined under Rule 501 of Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. We agreed to file a registration statement under the Act in order to register the resale by the investors of the shares comprising the units and the shares issuable upon exercise of the share purchase warrants. This registration statement represents the registration statement that we are obligated to file to complete this registration obligation. We have agreed that the per unit purchase price and the warrant exercise price will be further reduced as follows:

(a)	by $ 0.01 per share in the event that we fail to file the registration statement within 60 days of closing;

(b)	by an additional $0.01 per share in the event that we fail to file the registration statement within 70 days of closing;

(c)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 90 days of closing;

(d)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 120 days of closing; and

(e)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 180 days of closing.

68.
On September 1, 2003, we issued 738,308 shares to the holders of our replacement debentures, at the average market price of $0.17 per share. No commissions or fees were paid in connection with the issuance of the shares. The sales were completed pursuant to Regulation S of the Act on the basis that each holder of the replacement debentures is a non-U.S. person, as defined under Regulation S of the Act.

69.
On September 5, 2003, we issued 550,000 shares to a single purchaser pursuant to the exercise of 550,000 common share purchase warrants at a price of $0.12 per share for total proceeds of $66,000.00. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Regulation S of the Act on the basis that the purchaser was a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

70.
On September 19, 2003, we issued 4,627,292 common shares to three investors pursuant to the exercise of 4,627,292 common share purchase warrants at a price of $0.10 per share for total proceeds of $462,729 .A commission of $46,273 was paid in connection with the issue of these shares. The sales were completed pursuant to Regulation S of the Act on the basis that each purchaser was a non-U.S. person, as defined under Regulation S of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and were “restricted securities” under the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

71.
On September 22, 2003, we completed a private placement with three investors of 750,000 units at a price of $0.10 per unit for total proceeds of $75,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the warrant holder to purchase one common share at the price of $0.20 per share, subject to a maximum reduction of $0.05 per share, as described below, for the period of one year from the acceptance of a registration statement qualifying the resale of the shares and the shares issuable upon exercise of the warrants. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each purchaser is an “accredited investor”, as defined under Rule 501 of Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. We agreed to file a registration statement under the Act in order to register the resale by the investors of the shares comprising the units and the shares issuable upon exercise of the share purchase warrants. This registration statement represents the registration statement that we are obligated to file to complete this registration obligation. We have agreed that the per unit purchase price and the warrant exercise price will be further reduced as follows:

(a)	by $ 0.01 per share in the event that we fail to file the registration statement within 60 days of closing;

(b)	by an additional $0.01 per share in the event that we fail to file the registration statement within 70 days of closing;

(c)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 90 days of closing;

(d)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 120 days of closing; and

(e)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 180 days of closing.

72.
On September 29, 2003, we completed a private placement with two investors of 450,000 units at a price of $0.10 per unit for total proceeds of $45,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the warrant holder to purchase one common share at the price of $0.20 per share, subject to a maximum reduction of $0.05 per share, as described below, for the period of one year from the acceptance of a registration statement qualifying the resale of the shares and the shares issuable upon exercise of the warrants. No commissions or fees were paid in connection with the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each purchaser is an “accredited investor”, as defined under Rule 501 of Regulation D of the Act. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. We agreed to file a registration statement under the Act in order to register the resale by the investors of the shares comprising the units and the shares issuable upon exercise of the share purchase warrants. This registration statement represents the registration statement that we are obligated to file to complete this registration obligation. We have agreed that the per unit purchase price and the warrant exercise price will be further reduced as follows:

(f)	by $ 0.01 per share in the event that we fail to file the registration statement within 60 days of closing;

(g)	by an additional $0.01 per share in the event that we fail to file the registration statement within 70 days of closing;

(h)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 90 days of closing;

(i)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 120 days of closing; and

(j)	by an additional $0.01 per share in the event that the Registration Statement is not effective within 180 days of closing.

ITEM 27.         EXHIBITS.

Exhibit
Number	Description of Exhibit
3.1	Articles of the Company (1)
3.2	Amendment to Articles of the Company (2)
3.3	Altered Memorandum of the Company (3)
3.4	Amendment to Articles of the Company (8)
4.1	Share certificate representing common shares of the capital of the Company (1)
5.1	Legal Opinion of O’Neill & Company, with consent to use (9)
10.1	Agreement for Conditional Purchase and Sale of Mining Property between the Company and Roger C. Burggraf dated October 6, 1978 – Grant Mine Property (1)
10.2	Agreement for Conditional Purchase and Sale of Mining Property between the Company and Paul Barelka, Donald May and Mark Thoennes dated May 12, 1979 – St. Paul Property (1)
10.3	Lease of Mining Claims with Option to Purchase between the Company and Alaska Mining Company, Inc. dated February 3, 1995 – Hammond Property (4)
10.4	Change of Control Agreement between the Company and Garry L. Anselmo dated May, 1995 (6)
10.5	Change of Control Agreement between the Company and James Dixon dated May, 1995 (6)
10.6	Amendment to Change of Control Agreement between the Company and Garry L. Anselmo (6)
10.7	Operating Agreement between the Company and Tri-Con Mining Ltd. dated January 1, 1997 (5)
10.8	Operating Agreement between the Company and Tri-Con Mining Inc. dated January 1, 1997 (6)
10.9	Operating Agreement between the Company and Tri-Con Mining Alaska Inc. dated January 1, 1997 (6)
10.10	Contract between the Company and Dr. Warrack Willson dated March 19, 2001 (6)
10.11	Equipment Lease Agreement between the Company and Airport Equipment Rentals Inc. dated October 11, 2002 (6)
10.12	2003 Stock Option Plan (7)
10.13	Form of Subscription Agreement between the Company and the selling security holders (9)
23.1	Consent of Morgan & Company, Chartered Accountants (9)
23.2	Consent of Edward J. Armstrong, Geologist (9)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form 10 filed initially on May 11, 1984, as amended.amended.
(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on July 15, 1997.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 11, 2002.
(4)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended November 30, 1995.
(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended November 30, 1996.
(6)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2002.
(7)	Filed as an exhibit to the Company’s Schedule 14A Proxy Statement filed April 29, 2003.
(8)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 13, 2003.
(9)	Filed as an exhibit hereto.

ITEM 28.         UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(c)	To include any material information with respect to the plan of distribution,

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on October 8, 2003.

SILVERADO GOLD MINES LTD.

By: /s/ Garry L. Anselmo
______________________________
Garry L. Anselmo
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Garry L. Anselmo, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry L. Anselmo	Chief Executive Officer, Chief	October 8, 2003
GARRY L. ANSELMO	Financial Officer, President & Director
(Principal Executive Officer)
(Principal Accounting Officer)

/s/ Stuart C. McCulloch	Director	October 8, 2003
STUART C. MCCULLOCH

/s/ James F. Dixon	Director	October 8, 2003
JAMES F. DIXON

/s/ Peter G. Rook-Green	Director	October 8, 2003
PETER G. ROOK-GREEN